Exhibit 4.10

Execution Copy

Air T Funding

AMENDED AND RESTATED TRUST AGREEMENT

among

Air T, Inc., as Depositor

DELAWARE TRUST COMPANY, as Property Trustee

DELAWARE TRUST COMPANY, as Delaware Trustee

AND

The Administrative Trustees Named Herein

Dated as of June 10, 2019

TABLE OF CONTENTS

SECTION 813. PREFERENTIAL COLLECTION OF CLAIMS AGAINST DEPOSITOR OR TRUST	44
SECTION 814. REPORTS BY PROPERTY TRUSTEE	44
SECTION 815. REPORTS TO THE PROPERTY TRUSTEE	45
SECTION 816. EVIDENCE OF COMPLIANCE WITH CONDITIONS PRECEDENT	45
SECTION 817. NUMBER OF TRUSTEES	45
SECTION 818. DELEGATION OF POWER	45
SECTION 819. VOTING	46

ARTICLE IX. – TERMINATION, LIQUIDATION AND MERGER	46
SECTION 901. DISSOLUTION, TERMINATION UPON EXPIRATION DATE	46
SECTION 902. EARLY TERMINATION	46
SECTION 903. TERMINATION	46
SECTION 904. LIQUIDATION	47
SECTION 905. MERGERS, CONSOLIDATIONS, AMALGAMATIONS OR REPLACEMENTS OF THE TRUST	48

ARTICLE X. – MISCELLANEOUS PROVISIONS	49
SECTION 1001. LIMITATION OF RIGHTS OF SECURITYHOLDERS	49
SECTION 1002. AMENDMENT	49
SECTION 1003. SEPARABILITY	50
SECTION 1004. GOVERNING LAW	51
SECTION 1005. PAYMENTS DUE ON NON-BUSINESS DAY	51
SECTION 1006. SUCCESSORS	51
SECTION 1007. HEADINGS	51
SECTION 1008. REPORTS, NOTICES AND DEMANDS	51
SECTION 1009. AGREEMENT NOT TO PETITION	52
SECTION 1010. TRUST INDENTURE ACT; CONFLICT WITH TRUST INDENTURE ACT	52
SECTION 1011. ACCEPTANCE OF TERMS OF TRUST AGREEMENT, GUARANTEE AND INDENTURE	53

Exhibit A     Certificate of Trust

Exhibit B     Form of Common Securities Certificate

Exhibit C     Form of Expense Agreement

Exhibit D     Form of Capital Securities Certificate

CROSS-REFERENCE TABLE

SECTION OF	SECTION OF
TRUST INDENTURE ACT	TRUST
OF 1939, AS AMENDED	AGREEMENT

310(a)(1)	807
310(a)(2)	807
310(a)(3)	807
310(a)(4)	207(a)(ii)
310(b)	808
311(a)	813
311(b)	813
312(a)	507
312(b)	507
312(c)	507
313(a)	814(a)
313(a)(4)	814(b)
313(b)	814(b)
313(c)	108
313(d)	814(c)
314(a)	815
314(b)	Not Applicable
314(c)(1)	816
314(c)(2)	816
314(c)(3)	Not Applicable
314(d)	Not Applicable
314(e)	101, 816
315(a)	801(a), 803(a)
315(b)	802, 108
315(c)	801(a)
315(d)	801, 803
315(e)	Not Applicable
316(a)	Not Applicable
316(a)(1)(A)	Not Applicable
316(a)(1)(B)	Not Applicable
316(a)(2)	Not Applicable
316(b)	Not Applicable
316(c)	607
317(a)(1)	Not Applicable
317(a)(2)	Not Applicable
317(b)	509
318(a)	1010

AMENDED AND RESTATED TRUST AGREEMENT, dated as of June 10, 2019, among (i) Air T, Inc., a Delaware corporation (including any successors or assigns, the “Depositor”), (ii) Delaware Trust Company, a Delaware state chartered trust company duly organized and existing under the laws of the State of Delaware, as property trustee (the “Property Trustee”), (iii) Delaware Trust Company, a Delaware state chartered trust company duly organized and existing under the laws of the State of Delaware, as Delaware trustee (the “Delaware Trustee,” and (iv) Mark Jundt, an individual, and Katrina Philp, an individual, each of whose address is c/o Air T, Inc. (each an “Administrative Trustee” and collectively the “Administrative Trustees”) (the Property Trustee, the Delaware Trustee and the Administrative Trustees referred to collectively as the “Trustees”).

W I T N E S S E T H:

WHEREAS, the Depositor, the Delaware Trustee, and the Administrative Trustees have heretofore duly declared and established a statutory trust pursuant to the Delaware Statutory Trust Act by the entering into of that certain Interim Trust Agreement, dated as of September 28, 2018 (the “Original Trust Agreement”), and by the execution and filing by the Delaware Trustee, the Depositor and the Administrative Trustees with the Secretary of State of the State of Delaware of the Certificate of Trust, filed on September 28, 2018, the form of which is attached as Exhibit A; and

WHEREAS, the Depositor, the Delaware Trustee, the Property Trustee and the Administrative Trustees desire to amend and restate the Original Trust Agreement in its entirety as set forth herein to provide for, among other things, as set forth herein to provide for, among other things, (i) the issuance of the Common Securities by the Trust to the Depositor, (ii) the issuance and sale of the Capital Securities by the Trust, (iii) the acquisition by the Trust from the Depositor of all of the right, title and interest in the Junior Subordinated Debentures and (iv) the appointment of the Property Trustee;

NOW THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, each party, for the benefit of the other parties and for the benefit of the Securityholders, hereby amends and restates the Original Trust Agreement in its entirety and agrees as follows:

ARTICLE I.

DEFINED TERMS

SECTION 1. DEFINITIONS.

For all purposes of this Trust Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a)     the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(b)     all other terms used herein that are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(c)     unless the context otherwise requires, any reference to an “Article” or a “Section” refers to an Article or a Section, as the case may be, of this Trust Agreement; and

(d)     the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Trust Agreement as a whole and not to any particular Article, Section or other subdivision.

“Act” has the meaning specified in Section 608.

“Additional Amount” means, with respect to Trust Securities of a given Liquidation Amount and/or a given period, the amount of additional interest accrued on interest in arrears and paid by the Depositor on a Like Amount of Junior Subordinated Debentures for such period.

“Additional Sums” has the meaning specified in Section 2.5 of the Indenture.

“Administrative Trustee” means each of Mark Jundt and Katrina Philp, solely in such person’s capacity as Administrative Trustee of the Trust and not in such person’s individual capacity, or such Administrative Trustee’s successor in interest in such capacity, or any successor Administrative Trustee appointed as herein provided.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Bankruptcy Event” means, with respect to any Person:

(a)     the entry of a decree or order by a court having jurisdiction in the premises adjudging such Person a bankrupt or insolvent, or approving as properly filed a petition seeking liquidation or reorganization of or in respect of such Person under the Federal Bankruptcy Code or any other similar applicable Federal or State law, and the continuance of any such decree or order unvacated and unstayed for a period of 120 days; or the commencement of an involuntary case under the Federal Bankruptcy Code in respect of such Person, which shall continue undismissed for a period of 120 days or entry of an order for relief in such case; or the entry of a decree or order of a court having jurisdiction in the premises for the appointment on the ground of insolvency or bankruptcy of a receiver, custodian, liquidator, trustee or assignee in bankruptcy or insolvency of such Person or of its property, or for the winding up or liquidation of its affairs, and such decree or order shall have remained in force unvacated and unstayed for a period of 120 days; or

(b)     the institution by such Person of proceedings to be adjudicated a voluntary bankrupt, or the consent by such Person to the filing of a bankruptcy proceeding against it, or the filing by such Person of a petition or answer or consent seeking liquidation or reorganization under the Federal Bankruptcy Code or other similar applicable Federal or State law, or the consent by such Person to the filing of any such petition or to the appointment on the ground of insolvency or bankruptcy of a receiver or custodian or liquidator or trustee or assignee in bankruptcy or insolvency of such Person or of its property, or such Person shall make a general assignment for the benefit of creditors.

“Bankruptcy Laws” has the meaning specified in Section 1009.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Depositor to have been duly adopted by the Depositor’s Board of Directors, or such committee of the Board of Directors or officers of the Depositor to which authority to act on behalf of the Board of Directors has been delegated, and to be in full force and effect on the date of such certification, and delivered to the appropriate Trustee.

“Book-Entry Capital Securities Certificates” means certificates representing Capital Securities issued in global, fully registered form to the Clearing Agency as described in Section 511.

“Business Day” means a day other than (a) a Saturday or Sunday, (b) a day on which banking institutions in the State of Minnesota are authorized or required by law or executive order to remain closed, or (c) a day on which the Property Trustee’s Corporate Trust Office or the Corporate Trust Office of the Debenture Trustee is closed for business.

“Capital Securities” means an undivided beneficial interest in the assets of the Trust, designated “8.0% Cumulative Capital Securities” (also referred to as the Alpha Income Trust Preferred Securities) having a Liquidation Amount of $2.50 and having the rights provided therefor in this Trust Agreement, including the right to receive Distributions and a Liquidation Distribution as provided herein.

“Capital Securities Certificate” means a certificate evidencing ownership of Capital Securities, substantially in the form attached as Exhibit D.

“Certificate of Trust” means the certificate of trust filed with the Secretary of State of the State of Delaware with respect to the Trust, as amended or restated from time to time.

“Clearing Agency” means an organization registered as a “clearing agency” pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. The Depository Trust Company will be the initial Clearing Agency.

“Clearing Agency Participant” means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

“Closing Date” means the date of execution and delivery of this Trust Agreement.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, as amended, or, if at any time after the execution of this Trust Agreement such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Common Security” means a common undivided beneficial interest in the assets of the Trust, having a Liquidation Amount of $2.50 and having the rights provided therefor in this Trust Agreement, including the right to receive Distributions and a Liquidation Distribution as provided herein.

“Common Securities Certificate” means a certificate evidencing ownership of Common Securities, substantially in the form attached as Exhibit B.

“Corporate Trust Office” means the principal corporate trust office of the Property Trustee located at 251 Little Falls Drive, Wilmington, Delaware 19808, Attn: Corporate Trust.

“Debenture Event of Default” means an “Event of Default” as defined in the Indenture.

“Debenture Redemption Date” means, with respect to any Junior Subordinated Debentures to be redeemed under the Indenture, the date fixed for redemption under the Indenture.

“Debenture Trustee” means Delaware Trust Company, a state chartered trust company, organized under the laws of the State of Delaware and any successor thereto, as trustee under the Indenture.

“Definitive Capital Securities Certificates” means either or both (as the context requires) of (a) Capital Securities Certificates issued as Book-Entry Capital Securities Certificates as provided in Section 511(a), and (b) Capital Securities Certificates issued in certificated, fully registered form as provided in Section 513.

“Delaware Statutory Trust Act” means Chapter 38 of Title 12 of the Delaware Code, 12 Delaware Code Sections 3801 et seq as it may be amended from time to time.

“Delaware Trustee” means the commercial bank or trust company identified as the “Delaware Trustee” in the preamble to this Trust Agreement solely in its capacity as Delaware Trustee of the Trust and not in its individual capacity, or its successor in interest in such capacity, or any successor Delaware Trustee appointed as herein provided.

“Depositor” has the meaning specified in the preamble to this Trust Agreement.

“Distribution Date” has the meaning specified in Section 401(a).

“Distributions” means amounts payable in respect of the Trust Securities as provided in Section 401.

“Event of Default” means any one of the following events shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a)     the occurrence of a Debenture Event of Default; or

(b)     default by the Trust in the payment of any Distribution when it becomes due and payable, and continuation of such default for a period of 30 days; or

(c)     default by the Trust in the payment of any Redemption Price of any Trust Security when it becomes due and payable; or

(d)     default in the performance, or breach, in any material respect, of any covenant or warranty of the Property Trustee in this Trust Agreement (other than a covenant or warranty, a default in the performance of which or the breach of which is dealt with in clause (b) or (c), above) and continuation of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the defaulting Property Trustee by the Holders of at least 25% in aggregate Liquidation Amount of the Outstanding Capital Securities a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or

(e)     the occurrence of a Bankruptcy Event with respect to the Property Trustee and the failure by the Depositor to appoint a successor Property Trustee within 60 days thereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Expense Agreement” means the Agreement as to Expenses and Liabilities between the Depositor and the Trust, substantially in the form attached as Exhibit C, as amended from time to time.

“Expiration Date” has the meaning specified in Section 901.

“Extension Period” means the “Extended Interest Payment Period” as defined in the Indenture.

“Global Subordinated Debenture” has the meaning specified in the Indenture.

“Guarantee” means the Capital Securities Guarantee Agreement executed and delivered by the Depositor and Wilmington Trust Company as trustee, contemporaneously with the execution and delivery of this Trust Agreement, for the benefit of the holders of the Capital Securities, as amended from time to time.

“Holder” means a Securityholder.

“Indenture” means the Subordinated Indenture, dated as of June 10, 2019, between the Depositor and the Debenture Trustee, as trustee, as amended or supplemented from time to time.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“Investment Company Event” means the receipt by the Depositor and the Trust of an Opinion of Counsel experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a “Change in Investment Company Act Law”), the Trust is or will be considered an “investment company” that is required to be registered under the Investment Company Act, which Change in Investment Company Act Law becomes effective on or after the date of original issuance of the Capital Securities under this Trust Agreement.

“Issuance Date” means the date on which the Capital Securities are issued hereunder

“Junior Subordinated Debentures” means the $4,000,000 aggregate principal amount of the Depositor’s 8.0% Junior Subordinated Debentures, issued pursuant to the Indenture.

“Lien” means any lien, pledge, charge, encumbrance, mortgage, deed of trust, adverse ownership interest, hypothecation, assignment, security interest or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever.

“Like Amount” means (a) with respect to a redemption of Trust Securities, Trust Securities having a Liquidation Amount equal to the principal amount of Junior Subordinated Debentures to be contemporaneously redeemed in accordance with the Indenture and the proceeds of which will be used to pay the Redemption Price of such Trust Securities and (b) with respect to a distribution of Junior Subordinated Debentures to Holders of Trust Securities in connection with a termination or liquidation of the Trust, Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of the Trust Securities of the Holder to whom such Junior Subordinated Debentures are distributed.

“Liquidation Amount” means the stated amount of $2.50 per Trust Security.

“Liquidation Date” means the date on which Junior Subordinated Debentures are to distributed to Holders of Trust Securities in connection with a termination and liquidation of the Trust pursuant to Section 904(a).

“Liquidation Distribution” has the meaning specified in Section 904(d).

“Officers’ Certificate” means a certificate signed by the President or a Vice President and by the Chief Financial Officer or the Controller or an Assistant Controller or the Secretary or an Assistant Secretary, of the Depositor, and delivered to the appropriate Trustee. One of the officers signing an Officers’ Certificate given pursuant to Section 816 shall be the principal executive, financial or accounting officer of the Depositor. Any Officers’ Certificate delivered with respect to compliance with a condition or covenant provided for in this Trust Agreement shall include:

(a)     a statement that each officer signing the Officers’ Certificate has read the covenant or condition and the definitions relating thereto;

(b)     a brief statement of the nature and scope of the examination or investigation undertaken by each officer in rendering the Officers’ Certificate;

(c)     a statement that each such officer has made such examination or investigation as, in such officer’s opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d)     a statement as to whether, in the opinion of each such officer, such condition or covenant has been complied with.

“Opinion of Counsel” means a written opinion of counsel, who may be counsel for the Trust, the Property Trustee, the Delaware Trustee or the Depositor, but not an employee of any thereof, and who shall be reasonably acceptable to the Property Trustee.

“Outstanding”, when used with respect to Capital Securities, means, as of the date of determination, all Capital Securities theretofore executed and delivered under this Trust Agreement, except:

(a)     Capital Securities theretofore cancelled by the Property Trustee or delivered to the Property Trustee for cancellation;

(b)     Capital Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Property Trustee or any Paying Agent for the Holders of such Capital Securities; provided that, if such Capital Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Trust Agreement; and

(c)     Capital Securities which have been paid or in exchange for or in lieu of which other Capital Securities have been executed and delivered pursuant to Sections 504, 505, 511 and 513; provided, however, that in determining whether the Holders of the requisite Liquidation Amount of the Outstanding Capital Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Capital Securities owned by the Depositor, any Trustee or any Affiliate of the Depositor or any Trustee shall be disregarded and deemed not to be Outstanding, except that (i) in determining whether any Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Capital Securities that such Trustee knows to be so owned shall be so disregarded and (ii) the foregoing shall not apply at any time when all of the Outstanding Capital Securities are owned by the Depositor, one or more of the Trustees and/or any such Affiliate. Capital Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Administrative Trustees the pledgee’s right as to such Capital Securities so owned.

“Original Trust Agreement” has the meaning specified in the recitals to this Trust Agreement.

“Owner” means each Person who is the beneficial owner of a Book-Entry Capital Securities Certificate as reflected in the records of the Clearing Agency or, if a Clearing Agency Participant is not the Owner, then as reflected in the records of a Person maintaining an account with such Clearing Agency (directly or indirectly, in accordance with the rules of such Clearing Agency).

“Paying Agent” means any paying agent or co-paying agent appointed pursuant to Section 509 and shall initially be American Stock Transfer.

“Payment Account” means a segregated non-interest-bearing corporate trust account maintained by the Property Trustee with American Stock Transfer in its trust department for the benefit of the Securityholders in which all amounts paid in respect of the Junior Subordinated Debentures will be held and from which the Property Trustee, or the Paying Agent on its behalf, shall make payments to the Securityholders in accordance with Sections 401 and 402.

“Person” means any individual, corporation, partnership, joint venture, trust, limited liability company or corporation, unincorporated organization or government or any agency or political subdivision thereof.

“Property Trustee” means the commercial bank or trust company identified as the “Property Trustee” in the preamble to this Trust Agreement solely in its capacity as Property Trustee of the Trust heretofore formed and continued hereunder and not in its individual capacity, or its successor in interest in such capacity, or any successor Property Trustee appointed as herein provided.

“Redemption Date” means, with respect to any Trust Security to be redeemed, the date fixed for such redemption by or pursuant to this Trust Agreement; provided that each Debenture Redemption Date and the stated maturity of the Junior Subordinated Debentures shall be a Redemption Date for a Like Amount of Trust Securities.

“Redemption Price” means, with respect to any Trust Security to be redeemed, the Liquidation Amount of such Trust Security, plus accumulated and unpaid Distributions to the Redemption Date allocated on a pro rata basis (based on Liquidation Amounts) among the Trust Securities to be redeemed.

“Relevant Trustee” shall have the meaning specified in Section 810.

“Responsible Officer” means, with respect to the Property Trustee, any officer within the Corporate Trust Office of the Property Trustee, including, vice president, assistant vice president or trust officer or any other officer customarily performing functions similar to those performed by any of the above designated officers, in all cases having direct responsibility for the administration of the Trust, and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Securities Register” and “Securities Registrar” have the respective meanings specified in Section 504.

“Securityholder” means a Person in whose name a Trust Security or Securities is registered in the Securities Register; any such Person is a beneficial owner within the meaning of the Delaware Statutory Trust Act.

“Tax Event” means the receipt by the Depositor or the Trust of an Opinion of Counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of issuance of the Capital Securities under this Trust Agreement, or the Junior Subordinated Debentures under the Indenture, as the case may be, there is more than an insubstantial risk that (i) the Trust is, or will be within 90 days after the date of such Opinion of Counsel, subject to United States federal income tax with respect to income received or accrued on the Junior Subordinated Debentures, (ii) interest payable by the Depositor on the Junior Subordinated Debentures is not, or within 90 days after the date of such Opinion of Counsel will not be, deductible by the Depositor, in whole or in part, for United States federal income tax purposes or (iii) the Trust is, or will be within 90 days after the date of such Opinion of Counsel, subject to more than a de minimis amount of other taxes, duties, assessments or other governmental charges.

“Trust” means the Delaware statutory trust created and continued hereby and identified on the cover page to this Trust Agreement.

“Trust Agreement” means this Amended and Restated Trust Agreement, as the same may be modified, amended or supplemented in accordance with the applicable provisions hereof, including all exhibits hereto, including, for all purposes of this Amended and Restated Trust Agreement and any such modification, amendment or supplement, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this Amended and Restated Trust Agreement and any such modification, amendment or supplement, respectively.

“Trust Indenture Act” means the Trust Indenture Act of 1939 as in force at the date as of which this Trust Agreement was executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, “Trust Indenture Act” means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

“Trust Property” means (a) the Junior Subordinated Debentures, (b) any cash on deposit in, or owing to, the Payment Account and (d) all proceeds and rights in respect of the foregoing and any other property and assets for the time being held or deemed to be held by the Property Trustee pursuant to the trusts of this Trust Agreement.

“Trust Security” means any one of the Common Securities or the Capital Securities.

“Trust Securities Certificate” means any one of the Common Securities Certificates or the Capital Securities Certificates.

“Trustees” means, collectively, the Property Trustee, the Delaware Trustee and the Administrative Trustees.

“Warrants” has the meaning assigned to such term in Section 205(b).

“Warrant Agency Agreement” means that certain agreement, by and between the Trust and American Stock & Trust Transfer Company, LLC, a New York limited liability trust company, with respect to the Warrants.

ARTICLE II.

ESTABLISHMENT OF THE TRUST

SECTION 201. NAME.

The Trust created hereby shall be known as “Air T Funding,” as such name may be modified from time to time by the Administrative Trustees following written notice to the Holders of Trust Securities and the other Trustees, in which name the Trustees may engage in the transactions contemplated hereby, make and execute contracts and other instruments on behalf of the Trust and sue and be sued.

SECTION 202. OFFICE OF THE DELAWARE TRUSTEE; PRINCIPAL PLACE OF BUSINESS.

The address of the Delaware Trustee in the State of Delaware is Delaware Trust Company, 251 Little Falls Drive, Wilmington, Delaware 19808, Attn: Corporate Trust, or such other address in the State of Delaware as the Delaware Trustee may designate by written notice to the Securityholders and the Depositor. The principal executive office of the Trust is c/o Air T, Inc., 5930 Balsom Ridge Road, Denver, North Carolina, 28037.

SECTION 203. INITIAL CONTRIBUTION OF TRUST PROPERTY; ORGANIZATIONAL EXPENSES.

The Trustees acknowledge receipt in trust from the Depositor in connection with the Original Trust Agreement of the sum of $10, which constituted the initial Trust Property. The Depositor shall pay organizational expenses of the Trust as they arise or shall, upon request of any Trustee, promptly reimburse such Trustee for any such expenses paid by such Trustee. The Depositor shall make no claim upon the Trust Property for the payment of such expenses.

SECTION 204. ISSUANCE OF THE CAPITAL SECURITIES.

The Depositor, on behalf of the Trust and pursuant to this Trust Agreement, has arranged for the distribution of Capital Securities (also referred to as the Alpha Income Trust Preferred Securities) with an aggregate Liquidation Amount of $4,000,000 to holders of the Depositor’s common stock. Contemporaneously with the execution and delivery of this Trust Agreement, an Administrative Trustee, on behalf of the Trust, shall execute in accordance with Section 502 and deliver Capital Securities Certificates, registered in such names as are instructed by the Depositor, in an aggregate amount of Capital Securities having an aggregate Liquidation Amount of $4,000,000.  As permitted by Section 3802(a) of the Delaware Statutory Trust Act, the holders of the Capital Securities or Warrants issued on the date of this Agreement shall not be obligated to make a contribution to the Trust in consideration of the Capital Securities Certificates or Warrants being delivered to them.

SECTION 205. ISSUANCE OF THE COMMON SECURITIES; SUBSCRIPTION AND PURCHASE OF JUNIOR SUBORDINATED DEBENTURES.

(a)     Contemporaneously with the execution and delivery of this Trust Agreement, an Administrative Trustee, on behalf of the Trust, shall execute in accordance with Section 502 and deliver to the Depositor Common Securities Certificates, registered in the name of the Depositor, in an aggregate amount of Common Securities having an aggregate Liquidation Amount of $4,000,000 against delivery by the Depositor of $4,000,000 in principal amount of Junior Subordinated Debentures. Contemporaneously therewith, an Administrative Trustee, on behalf of the Trust, shall subscribe to and purchase from the Depositor Junior Subordinated Debentures, registered in the name of “Delaware Trust Company, not in its individual capacity but solely as Property Trustee of Air T Funding” on behalf of the Trust and having an aggregate principal amount equal to $4,000,000, and, in satisfaction of the purchase price for such Junior Subordinated Debentures, the Property Trustee, on behalf of the Trust, shall deliver to the Depositor the sum of $4,000,000 in the form of subordinated note (the “Trust Note”). The Depositor agrees to forgive the Trust Note upon receipt.

(b)     Air T Funding is issuing warrants representing the right to purchase up to another 8,400,000 preferred securities, having an aggregate liquidation amount of $21,000,000 (the “Warrants”). An Administrative Trustee, on behalf of the Trust, is authorized to execute and deliver the Warrants, which shall be evidenced by warrant certificates in the form of Exhibit 1 to the Warrant Agency Agreement. On the date of this Trust Agreement, such Administrative Trustee is directed to deliver the Warrants to the Depositor in connection with the distribution of the Warrants to the stockholders of Depositor, as authorized by the Board of Directors of Depositor. When the Warrants are exercised, an Administrative Trustee, on behalf of the Trust, shall execute in accordance with Section 502 and deliver to the Depositor Common Securities Certificates, registered in the name of the Depositor, in an aggregate amount of Common Securities having an aggregate Liquidation Amount of $21,000,000 against delivery by the Depositor of $21,000,000 in principal amount of Junior Subordinated Debentures. Contemporaneously therewith, an Administrative Trustee, on behalf of the Trust, shall subscribe to and purchase from the Depositor Junior Subordinated Debentures, registered in the name of “Delaware Trust Company, not in its individual capacity but solely as Property Trustee of Air T Funding” on behalf of the Trust and having an aggregate principal amount equal to $21,000,000, and, in satisfaction of the purchase price for such Junior Subordinated Debentures, the Property Trustee, on behalf of the Trust, shall deliver to the Depositor the sum of $21,000,000 in the form of subordinated note (the “Trust Note”). The Depositor agrees to forgive the Trust Note upon receipt.

SECTION 206. DECLARATION OF TRUST.

The exclusive purposes and functions of the Trust are (a) to issue Trust Securities and Warrants and to acquire the Junior Subordinated Debentures, and (b) to engage in those activities necessary, convenient or incidental thereto. The Depositor hereby appoints the Trustees as trustees of the Trust, to have all the rights, powers and duties to the extent set forth herein, and the Trustees hereby accept such appointment. The Property Trustee hereby declares that it will hold the Trust Property in trust upon and subject to the conditions set forth herein for the benefit of the Securityholders. The Administrative Trustees shall have all rights, powers and duties set forth herein and in accordance with applicable law with respect to accomplishing the purposes of the Trust. The Delaware Trustee shall not be entitled to exercise any powers, nor shall the Delaware Trustee have any of the duties and responsibilities, of the Property Trustee or the Administrative Trustees set forth herein. The Delaware Trustee shall be one of the Trustees of the Trust for the sole and limited purpose of fulfilling the requirements of Section 3807 of the Delaware Statutory Trust Act.

SECTION 207. AUTHORIZATION TO ENTER INTO CERTAIN TRANSACTIONS.

(a)     The Trustees shall conduct the affairs of the Trust in accordance with the terms of this Trust Agreement. Subject to the limitations set forth in paragraph (b) of this Section and Article VIII, and in accordance with the following provisions (i) and (ii), the Administrative Trustees shall have the authority to enter into all transactions and agreements determined by the Administrative Trustees to be appropriate in exercising the authority, express or implied, otherwise granted to the Administrative Trustees under this Trust Agreement, and to perform all acts in furtherance thereof, including without limitation, the following:

(i)     As among the Trustees, each Administrative Trustee, acting singly or jointly, shall have the power and authority to act on behalf of the Trust with respect to the following matters:

(A)     the issuance, execution and delivery of the Trust Securities (including the Trust Securities issuable on exercise of the Warrants) and the Warrants;

(B)     to cause the Trust to enter into, and to execute, deliver and perform on behalf of the Trust, the Expense Agreement, the Warrant Agency Agreement and such other agreements or documents as may be necessary or desirable in connection with the purposes and function of the Trust;

(C)     assisting in the registration, as required, of the Capital Securities under the Securities Act of 1933, as amended, and under state securities or blue sky laws, and the qualification of this Trust Agreement as a trust indenture under the Trust Indenture Act;

(D)     assisting in the listing of the Capital Securities upon the Nasdaq National Market or such securities exchange or exchanges as shall be determined by the Depositor and, if required, the registration of the Capital Securities under the Securities Exchange Act of 1934, as amended, and the preparation and filing of all periodic and other reports and other documents pursuant to the foregoing;

(E)     the sending of notices (other than notices of default) and other information regarding the Trust Securities and the Junior Subordinated Debentures to the Securityholders in accordance with this Trust Agreement;

(F)     the appointment of a Paying Agent, authenticating agent and Securities Registrar in accordance with this Trust Agreement;

(G)     to the extent provided in this Trust Agreement, the winding up of the affairs of and liquidation of the Trust and the preparation, execution and filing of the certificate of cancellation with the Secretary of State of the State of Delaware;

(H)     to take all action that may be necessary or appropriate for the preservation and the continuation of the Trust’s valid existence, rights, franchises and privileges as a statutory trust under the laws of the State of Delaware and of each other jurisdiction in which such existence is necessary to protect the limited liability of the Holders of the Capital Securities or to enable the Trust to effect the purposes for which the Trust was created; and

(I)     the taking of any action incidental to the foregoing as the Administrative Trustees may from time to time determine is necessary or advisable to give effect to the terms of this Trust Agreement for the benefit of the Securityholders (without consideration of the effect of any such action on any particular Securityholder).

(ii)     As among the Trustees, the Property Trustee shall have the power, duty and authority to act on behalf of the Trust with respect to the following matters:

(A)     the establishment of the Payment Account;

(B)     the receipt of the Junior Subordinated Debentures;

(C)     the collection of interest, principal and any other payments made in respect of the Junior Subordinated Debentures in the Payment Account;

(D)     the distribution of amounts owed to the Securityholders in respect of the Trust Securities in accordance with the terms of this Trust Agreement;

(E)     the exercise of all of the rights, powers and privileges of a holder of the Junior Subordinated Debentures;

(F)     the sending of notices of default and other information regarding the Trust Securities and the Junior Subordinated Debentures to the Securityholders in accordance with this Trust Agreement;

(G)     the distribution of the Trust Property in accordance with the terms of this Trust Agreement;

(H)     to the extent provided in this Trust Agreement, the winding up of the affairs of and liquidation of the Trust;

(I)     after an Event of Default the taking of any action incidental to the foregoing as the Property Trustee may from time to time determine is necessary or advisable to give effect to the terms of this Trust Agreement and protect and conserve the Trust Property for the benefit of the Securityholders (without consideration of the effect of any such action on any particular Securityholder); and

(J)     except as otherwise provided in this Section 207(a)(ii), the Property Trustee shall have none of the duties, liabilities, powers or the authority of the Administrative Trustees set forth in Section 207(a)(i).

(b)     So long as this Trust Agreement remains in effect, the Trust (or the Trustees acting on behalf of the Trust) shall not undertake any business, activities or transaction except as expressly provided herein or contemplated hereby. In particular, the Trustees shall not (i) acquire any investments or engage in any activities not authorized by this Trust Agreement, (ii) sell, assign, transfer, exchange, mortgage, pledge, set-off or otherwise dispose of any of the Trust Property or interests therein, including to Securityholders, except as expressly provided herein, (iii) take any action that would cause the Trust to fail or cease to qualify as a “grantor trust” for United States federal income tax purposes, (iv) incur any indebtedness for borrowed money or issue any other debt or (v) take or consent to any action that would result in the placement of a Lien on any of the Trust Property. The Administrative Trustees shall defend all claims and demands of all Persons at any time claiming any Lien on any of the Trust Property adverse to the interest of the Trust or the Securityholders in their capacity as Securityholders.

(c)     In connection with the issue and sale of the Capital Securities, the Depositor shall have the right and responsibility to assist the Trust with respect to, or effect on behalf of the Trust, the following (and any actions taken by the Depositor in furtherance of the following prior to the date of this Trust Agreement are hereby ratified and confirmed in all respects):

(i)     the preparation and filing by the Trust with the Commission and the execution on behalf of the Trust of a registration statement on the appropriate form in relation to the Capital Securities and the Junior Subordinated Debentures, including any amendments thereto;

(ii)    the determination of the states in which to take appropriate action to qualify or register for sale all or part of the Capital Securities and to do any and all such acts, other than actions which must be taken by or on behalf of the Trust, and advise the Trustees of actions they must take on behalf of the Trust, and prepare for execution and filing any documents to be executed and filed by the Trust or on behalf of the Trust, as the Depositor deems necessary or advisable in order to comply with the applicable laws of any such states;

(iii)   the preparation for filing by the Trust and execution on behalf of the Trust of an application to the Nasdaq National Market or a national stock exchange or other organizations for listing upon notice of issuance of any Capital Securities and to file or cause an Administrative Trustee to file thereafter with such exchange or organization such notifications and documents as may be necessary from time to time;

(iv)   if required, the preparation for filing by the Trust with the Commission and the execution on behalf of the Trust of a registration statement on Form 8-A relating to the registration of the Capital Securities under Section 12(b) or 12(g) of the Exchange Act, including any amendments thereto; and

(vi)   the taking of any other actions necessary or desirable to carry out any of the foregoing activities.

(d)     Notwithstanding anything herein to the contrary, the Administrative Trustees are authorized and directed to conduct the affairs of the Trust and to operate the Trust so that the Trust will not be deemed to be an “investment company” required to be registered under the Investment Company Act, will be classified as a “grantor trust” and not as an association taxable as a corporation for United States federal income tax purposes and so that the Junior Subordinated Debentures will be treated as indebtedness of the Depositor for United States federal income tax purposes. In this connection, subject to Section 1002, the Depositor and the Administrative Trustees are authorized to take any action, not inconsistent with applicable law or this Trust Agreement, that each of the Depositor and the Administrative Trustees determines in their discretion to be necessary or desirable for such purposes.

SECTION 208. ASSETS OF TRUST.

The assets of the Trust shall consist of the Trust Property.

SECTION 209. TITLE TO TRUST PROPERTY.

Legal title to all Trust Property shall be vested at all times in the Property Trustee (in its capacity as such) and shall be held and administered by the Property Trustee for the benefit of the Securityholders in accordance with this Trust Agreement.

ARTICLE III.
PAYMENT ACCOUNT

SECTION 301. PAYMENT ACCOUNT.

(a)     On or prior to the Closing Date, the Property Trustee shall establish the Payment Account with the Paying Agent. The Property Trustee and any agent of the Property Trustee, which shall include the Paying Agent, shall have exclusive control and sole right of withdrawal with respect to the Payment Account for the purpose of making deposits and withdrawals from the Payment Account in accordance with this Trust Agreement. All monies and other property deposited or held from time to time in the Payment Account shall be held by the Property Trustee in the Payment Account for the exclusive benefit of the Securityholders and for distribution as herein provided, including (and subject to) any priority of payments provided for herein.

(b)     The Paying Agent shall deposit in the Payment Account, promptly upon receipt, all payments of principal of or interest on, and any other payments or proceeds with respect to, the Junior Subordinated Debentures. Amounts held in the Payment Account shall not be invested by the Property Trustee pending distribution thereof.

ARTICLE IV.
DISTRIBUTIONS; REDEMPTION

SECTION 401. DISTRIBUTIONS.

(a)     Distributions on the Trust Securities shall be cumulative, and will accumulate whether or not there are funds of the Trust available for the payment of Distributions. Distributions shall accumulate from the Issuance Date of any Trust Securities, and, except during any Extension Period with respect to the Junior Subordinated Debentures, shall be payable quarterly in arrears on the 15th day of February, May, August, and November in each year, commencing on the first such payment date that is at least 90 days after the Issuance Date. The amount of each distribution due with respect to the Capital Securities will include amounts accrued through the date the distribution payment is due. If any date on which a Distribution is otherwise payable on the Trust Securities is not a Business Day, then the payment of such Distribution shall be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, payment of such Distribution shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date (each date on which distributions are payable in accordance with this Section 401(a) a “Distribution Date”).

(b)     The Trust Securities represent undivided beneficial interests in the Trust Property, and the Distributions on the Trust Securities shall be payable at an interest rate of 8.0% per annum on the Liquidation Amount of the Trust Securities. The amount of Distributions payable for any full period shall be computed on the basis of a 360-day year of twelve 30-day months. The amount of Distributions for any partial period shall be computed on the basis of the number of days elapsed in a 360-day year of twelve 30-day months. Additionally, from time to time the Board may in its sole discretion may declare Distributions in addition to the Distributions equal to the 8.0% per annum Liquidation Amount of the Trust Securities. During any Extension Period with respect to the Junior Subordinated Debentures, Distributions on the Capital Securities will be deferred for a period equal to the Extension Period. The amount of Distributions payable for any period shall include the Additional Amounts, if any.

(c)     Distributions on the Trust Securities shall be made by the Paying Agent solely from the Payment Account and shall be payable on each Distribution Date only to the extent that the Trust has funds then on hand and immediately available in the Payment Account for the payment of such Distributions.

(d)     Distributions on the Trust Securities with respect to a Distribution Date shall be payable to the Holders thereof as they appear on the Securities Register for the Trust Securities on the relevant record date, which shall be one Business Day prior to such Distribution Date; provided, however, that in the event that the Capital Securities do not remain in book-entry-only form, the relevant record date shall be the 1st day of the month in which the relevant Distribution Date occurs.

SECTION 402. REDEMPTION.

(a)     On each Debenture Redemption Date and on the stated maturity of the Junior Subordinated Debentures, the Trust will be required to redeem a Like Amount of Trust Securities at the Redemption Price.

(b)     Notice of redemption shall be given by the Paying Agent by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date to each Holder of Trust Securities to be redeemed, at such Holder’s address appearing in the Securities Register. The Property Trustee shall have no responsibility for the accuracy of any CUSIP number contained in such notice. All notices of redemption shall state:

(i)     the Redemption Date;

(ii)    the Redemption Price;

(iii)   the CUSIP number;

(iv)   if less than all the Outstanding Trust Securities are to be redeemed, the identification and the aggregate Liquidation Amount of the particular Trust Securities to be redeemed; and

(v)    that on the Redemption Date the Redemption Price will become due and payable upon each such Trust Security to be redeemed and that distributions thereon will cease to accumulate on and after said date.

(c)     The Trust Securities redeemed on each Redemption Date shall be redeemed at the Redemption Price with the proceeds from the contemporaneous redemption of Junior Subordinated Debentures. Redemptions of the Trust Securities shall be made and the Redemption Price shall be payable on each Redemption Date only to the extent that the Trust has immediately available funds then on hand and available in the Payment Account for the payment of such Redemption Price.

(d)     If the Paying Agent gives a notice of redemption in respect of any Capital Securities, then, by 12:00 noon, Minneapolis time, on the Redemption Date, subject to Section 402(c), the Paying Agent will, so long as the Capital Securities are in book-entry-only form, deposit with the Clearing Agency for the Capital Securities funds sufficient to pay the applicable Redemption Price and will give such Clearing Agency irrevocable instructions and authority to pay the Redemption Price to the holders thereof. If the Capital Securities are no longer in book-entry-only form, the Property Trustee, subject to Section 402(c), will deposit with the Paying Agent funds sufficient to pay the applicable Redemption Price and will give the Paying Agent irrevocable instructions and authority to pay the Redemption Price to the Holders thereof upon surrender of their Capital Securities Certificates. Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date for any Trust Securities called for redemption shall be payable to the Holders of such Trust Securities as they appear on the Securities Register for the Trust Securities on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of Securityholders holding Trust Securities so called for redemption will cease, except the right of such Securityholders to receive the Redemption Price, but without interest on such Redemption Price, and such Securities will cease to be Outstanding. In the event that any date on which any Redemption Price is payable is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case, with the same force and effect as if made on such date. In the event that payment of the Redemption Price in respect of any Trust Securities called for redemption is improperly withheld or refused and not paid either by the Trust or by the Depositor pursuant to the Guarantee, Distributions on such Trust Securities will continue to accumulate, at the then applicable rate, from the Redemption Date originally established by the Trust for such Trust Securities to the date such Redemption Price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the Redemption Price.

(e)     Payment of the Redemption Price on the Trust Securities shall be made to the record holders thereof as they appear on the Securities Register for the Trust Securities on the relevant record date, which shall be one Business Day prior to the relevant Redemption Date; provided, however, that in the event that the Capital Securities do not remain in book-entry-only form, the relevant record date shall be the date fifteen days prior to the relevant Redemption Date.

(f)     Subject to Section 403(a), if less than all the Outstanding Trust Securities are to be redeemed on a Redemption Date, then the aggregate Liquidation Amount of Trust Securities to be redeemed shall be allocated on a pro rata basis (based on Liquidation Amounts) among the Common Securities and the Capital Securities. The particular Capital Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Paying Agent from the outstanding Capital Securities not previously called for redemption, by such method (including, without limitation, by lot) as the Paying Agent shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to $2.50 or an integral multiple of $2.50 in excess thereof) of the Liquidation Amount of Capital Securities of a denomination larger than $2.50. The Paying Agent shall promptly notify the Securities Registrar in writing of the Capital Securities selected for redemption and, in the case of any Capital Securities selected for partial redemption, the Liquidation Amount thereof to be redeemed. For all purposes of this Trust Agreement, unless the context otherwise requires, all provisions relating to the redemption of Capital Securities shall relate, in the case of any Capital Securities redeemed or to be redeemed only in part, to the portion of the Liquidation Amount of Capital Securities which has been or is to be redeemed.

SECTION 403. SUBORDINATION OF COMMON SECURITIES.

(a)     Payment of Distributions (including Additional Amounts, if applicable) on, and the Redemption Price of, the Trust Securities, as applicable, shall be made, subject to Section 402(f), pro rata among the Common Securities and the Capital Securities based on the Liquidation Amount of the Trust Securities; provided, however, that if on any Distribution Date or Redemption Date any Event of Default resulting from a Debenture Event of Default shall have occurred and be continuing, no payment of any Distribution (including Additional Amounts, if applicable) on, or Redemption Price of, any Common Security, and no other payment on account of the redemption, liquidation or other acquisition of Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions (including Additional Amounts, if applicable) on all Outstanding Capital Securities for all Distribution periods terminating on or prior thereto, or in the case of payment of the Redemption Price the full amount of such Redemption Price on all Outstanding Capital Securities then called for redemption, shall have been made or provided for, and all funds immediately available to the Paying Agent shall first be applied to the payment in full in cash of all Distributions (including Additional Amounts, if applicable) on, or the Redemption Price of, Capital Securities then due and payable.

(b)     In the case of the occurrence of any Event of Default resulting from a Debenture Event of Default, the Holder of Common Securities will be deemed to have waived any right to act with respect to any such Event of Default under this Trust Agreement until the effect of all such Events of Default with respect to the Capital Securities shall have been cured, waived or otherwise eliminated. Until any such Event of Default under this Trust Agreement with respect to the Capital Securities shall have been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the Holders of the Capital Securities and not the Holder of the Common Securities, and only the Holders of the Capital Securities will have the right to direct the Property Trustee to act on their behalf.

SECTION 404. PAYMENT PROCEDURES.

Payments of Distributions (including Additional Amounts, if applicable) in respect of the Capital Securities shall be made by check mailed to the address of the Person entitled thereto as such address shall appear on the Securities Register or, if the Capital Securities are held by a Clearing Agency, such Distributions shall be made to the Clearing Agency in immediately available funds, which shall credit the relevant Persons’ accounts at such Clearing Agency on the applicable Distribution Dates. Payments in respect of the Common Securities shall be made in such manner as shall be mutually agreed between the Property Trustee and the Common Securityholder.

SECTION 405. TAX RETURNS AND REPORTS.

The Administrative Trustees shall prepare (or cause to be prepared), at the Depositor’s expense, and file all United States federal, state and local tax and information returns and reports required to be filed by or in respect of the Trust. In this regard, the Administrative Trustees shall (a) prepare and file (or cause to be prepared and filed) the appropriate Internal Revenue Service Form required to be filed in respect of the Trust in each taxable year of the Trust and (b) prepare and furnish (or cause to be prepared and furnished) to each Securityholder the appropriate Internal Revenue Service form required to be furnished to such Securityholder or the information required to be provided on such form. The Administrative Trustees shall provide the Depositor with a copy of all such returns and reports promptly after such filing or furnishing. The Paying Agent shall comply with United States federal withholding and backup withholding tax laws and information reporting requirements with respect to any payments to Securityholders under the Trust Securities.

SECTION 406. PAYMENT OF TAXES, DUTIES, ETC. OF THE TRUST.

Upon receipt under the Junior Subordinated Debentures of Additional Sums, the Property Trustee, at the written direction of an Administrative Trustee or the Depositor, shall promptly pay any taxes, duties or governmental charges of whatsoever nature (other than withholding taxes) imposed on the Trust by the United States or any other taxing authority.

SECTION 407. PAYMENTS UNDER INDENTURE.

Any amount payable hereunder to any Holder of Capital Securities shall be reduced by the amount of any corresponding payment such Holder (or any Owner related thereto) has directly received under the Indenture pursuant to Section 514(b) or (c) hereof.

ARTICLE V.
TRUST SECURITIES CERTIFICATES

SECTION 501. INITIAL OWNERSHIP.

Upon the creation of the Trust and the contribution by the Depositor pursuant to Section 203 and until the issuance of the Trust Securities, and at any time during which no Trust Securities are outstanding, the Depositor shall be the sole beneficial owner of the Trust.

SECTION 502. THE TRUST SECURITIES CERTIFICATES.

The Capital Securities Certificates shall be issued in minimum denominations of $2.50 Liquidation Amount and integral multiples of $2.50 in excess thereof, and the Common Securities Certificates shall be issued in denominations of $2.50 Liquidation Amount and integral multiples of $2.50 in excess thereof. The Trust Securities Certificates shall be executed on behalf of the Trust by manual signature of at least one Administrative Trustee. Trust Securities Certificates bearing the manual signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of the Trust, shall be validly issued and entitled to the benefits of this Trust Agreement, notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the delivery of such Trust Securities Certificates or did not hold such offices at the date of delivery of such Trust Securities Certificates. A transferee of a Trust Securities Certificate shall become a Securityholder, and shall be entitled to the rights and subject to the obligations of a Securityholder hereunder, upon due registration of such Trust Securities Certificate in such transferee’s name pursuant to Sections 504, 511 and 513.

SECTION 503. EXECUTION AND DELIVERY OF TRUST SECURITIES CERTIFICATES.

On the Closing Date, the Administrative Trustees shall cause Trust Securities Certificates, in an aggregate Liquidation Amount as provided in Sections 204 and 205, to be executed on behalf of the Trust by at least one of the Administrative Trustees and delivered to or upon the written order of the Depositor, signed by its President, any Vice President or the Chief Financial Officer without further corporate action by the Depositor, in authorized denominations.  Upon the execution and delivery of Trust Securities Certificates pursuant to this Section 503 in accordance with Sections 204 or 205, as applicable, and 502, such Trust Securities Certificates shall be duly and validly issued and fully paid and non-assessable.  Except to the extent expressly set forth in this Agreement, no holder of a Trust Securities Certificate, in its capacity as a beneficial owner, will have any further obligation to make a contribution to the Trust.

SECTION 504. REGISTRATION OF TRANSFER AND EXCHANGE OF CAPITAL SECURITIES CERTIFICATES.

The Depositor shall keep or cause to be kept, at the office or agency maintained pursuant to Section 508, a register or registers for the purpose of registering Trust Securities Certificates and transfers and exchanges of Capital Securities Certificates (herein referred to as the “Securities Register”) in which the registrar designated by the Depositor (the “Securities Registrar”), subject to such reasonable regulations as it may prescribe, shall provide for the registration of Capital Securities Certificates and Common Securities Certificates (subject to Section 510 in the case of the Common Securities Certificates) and registration of transfers and exchanges of Capital Securities Certificates as herein provided. American Stock Transfer shall be the initial Securities Registrar.

Upon surrender for registration of transfer of any Capital Securities Certificate at the office or agency maintained pursuant to Section 508, the Administrative Trustees or any one of them shall execute and deliver, in the name of the designated transferee or transferees, one or more new Capital Securities Certificates in authorized denominations of a like aggregate Liquidation Amount dated the date of execution by such Administrative Trustee or Trustees. The Securities Registrar shall not be required to register the transfer of any Capital Securities that have been called for redemption. At the option of a Holder, Capital Securities Certificates may be exchanged for other Capital Securities Certificates in authorized denominations of the same class and of a like aggregate Liquidation Amount upon surrender of the Capital Securities Certificates to be exchanged at the office or agency maintained pursuant to Section 508.

Every Capital Securities Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Securities Registrar duly executed by the Holder or such Holder’s attorney duly authorized in writing. Each Capital Securities Certificate surrendered for registration of transfer or exchange shall be cancelled and subsequently disposed of by the Securities Registrar in accordance with its customary practice. The Trust shall not be required to (i) issue, register the transfer of, or exchange any Capital Securities during a period beginning at the opening of business 15 calendar days before the date of mailing of a notice of redemption of any Capital Securities called for redemption and ending at the close of business on the day of such mailing or (ii) register the transfer of or exchange any Capital Securities so selected for redemption, in whole or in part, except the unredeemed portion of any such Capital Securities being redeemed in part.

No service charge shall be made for any registration of transfer or exchange of Capital Securities Certificates, but the Securities Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Capital Securities Certificates.

If at any time the Depositor or any of its Affiliates (in either case, a “Depositor Affiliated Owner”) is the Holder of any Capital Securities, such Depositor Affiliated Owner shall have the right to deliver to the Property Trustee all or such portion of its Capital Securities as it elects and receive, in exchange therefor, Junior Subordinated Debentures with a principal amount equal to the aggregate liquidation amount of the Capital Securities to be so exchanged. Such election (i) shall be exercisable effective by such Depositor Affiliated Owner delivering to the Property Trustee a written notice of such election (A) specifying the liquidation amount of the Capital Securities with respect to which such election is being made and (B) the date on which such exchange shall occur, which date shall not be less than three (3) Business Days after the receipt by the Property Trustee of such election notice, and which may be any date other than the record date for any Distribution or a date from such record date to and including the Distribution Date for such Distribution and (ii) shall be conditioned upon such Depositor Affiliated Owner having delivered or caused to be delivered to the Property Trustee or its designee the Capital Securities which are the subject of such election by 10:00 A.M. New York City time, on the date on which such exchange is to occur. After the exchange, such Capital Securities will be cancelled and will no longer be deemed to be outstanding and all rights of the Depositor or its Affiliate(s) with respect to such Capital Securities will cease, including accumulated but unpaid Distributions thereon. In the event such Capital Securities are Book-Entry Capital Securities Certificates, upon such exchange the Securities Registrar shall cause an annotation to be made on the Book-Entry Capital Securities Certificate or Certificates evidencing such Book-Entry Capital Securities to evidence the reduction in the liquidation amount thereof resulting from such cancellation.

Notwithstanding anything else in this Agreement to the contrary, in order to effectuate the exchanges contemplated by this Section, the Trust is hereby authorized to execute, deliver and perform, and the Depositor, the Property Trustee, any Administrative Trustee or the Securities Registrar, on behalf of the Trust, acting singly or collectively, is hereby authorized to execute and deliver on behalf of the Trust, an exchange agreement, cancellation letter, and any and all other documents, agreements, or certificates contemplated by or related to the exchanges made pursuant to this Section, in each case without further vote or approval of any other Person.

SECTION 505. MUTILATED, DESTROYED, LOST OR STOLEN TRUST SECURITIES CERTIFICATES.

If (a) any mutilated Trust Securities Certificate shall be surrendered to the Securities Registrar, or if the Securities Registrar shall receive evidence to its satisfaction of the destruction, loss or theft of any Trust Securities Certificate and (b) there shall be delivered to the Securities Registrar and the Administrative Trustees such security or indemnity as may be required by them to save each of them harmless, then in the absence of notice that such Trust Securities Certificate shall have been acquired by a protected purchaser, the Administrative Trustees, or any one of them, on behalf of the Trust shall execute and make available for delivery, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Trust Securities Certificate, a new Trust Securities Certificate of like class, tenor and denomination. In connection with the issuance of any new Trust Securities Certificate under this Section, the Administrative Trustees or the Securities Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. Any duplicate Trust Securities Certificate issued pursuant to this Section shall constitute conclusive evidence of an undivided beneficial interest in the assets of the Trust, as if originally issued, whether or not the lost, stolen or destroyed Trust Securities Certificate shall be found at any time.

SECTION 506. PERSONS DEEMED SECURITY HOLDERS.

The Trustees, the Paying Agent and the Securities Registrar shall treat the Person in whose name any Trust Securities Certificate shall be registered in the Securities Register as the owner of such Trust Securities Certificate for the purpose of receiving Distributions and for all other purposes whatsoever, and neither the Trustees nor the Securities Registrar shall be bound by any notice to the contrary.

SECTION 507. ACCESS TO LIST OF SECURITY HOLDERS’ NAMES AND ADDRESSES.

At any time when the Property Trustee is not also acting as the Securities Registrar, the Administrative Trustees or the Depositor shall furnish or cause to be furnished to the Property Trustee (a) semi-annually on or before January 1 and July 1 in each year, a list, in such form as the Property Trustee may reasonably require, of the names and addresses of the Securityholders as of the most recent Record Date and (b) promptly after receipt by any Administrative Trustee or the Depositor of a request therefor from the Property Trustee, such other information as the Property Trustee may reasonably require in order to enable the Property Trustee to discharge its obligations under this Trust Agreement, in each case to the extent such information is in the possession or control of the Administrative Trustees or the Depositor and is not identical to a previously supplied list or has not otherwise been received by the Property Trustee in its capacity as Securities Registrar, if applicable. The rights of Securityholders to communicate with other Securityholders with respect to their rights under this Trust Agreement or under the Trust Securities, and the corresponding rights of the Trustee shall be as provided in the Trust Indenture Act. Each Holder, by receiving and holding a Trust Securities Certificate, and each Owner shall be deemed to have agreed not to hold the Depositor, the Property Trustee or the Administrative Trustees accountable by reason of the disclosure of its name and address, regardless of the source from which such information was derived.

SECTION 508. MAINTENANCE OF OFFICE OR AGENCY.

The Administrative Trustees shall maintain an office or offices or agency or agencies where Capital Securities Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Trustees in respect of the Trust Securities Certificates may be served. The Administrative Trustees initially designate the principal corporate trust office of American Stock Transfer & Stock Company, LLC, 6201 15th Avenue Suite 3k, Brooklyn, NY 11219, as the principal corporate trust office for such purposes. The Administrative Trustees shall give prompt written notice to the Depositor and to the Securityholders of any change in the location of the Securities Register or any such office or agency.

SECTION 509. APPOINTMENT OF PAYING AGENT.

The Paying Agent shall make distributions to Securityholders from the Payment Account and shall report the amounts of such distributions to the Property Trustee and the Administrative Trustees. Any Paying Agent shall have the revocable power to withdraw funds from the Payment Account for the purpose of making the Distributions referred to above. The Administrative Trustees may revoke such power and remove the Paying Agent if such Trustees determine in their sole discretion that the Paying Agent shall have failed to perform its obligations under this Trust Agreement in any material respect. The Paying Agent shall initially be American Stock Transfer, and any co-paying agent chosen by the Property Trustee, and acceptable to the Administrative Trustees and the Depositor. Any Person acting as Paying Agent shall be permitted to resign as Paying Agent upon 90 days’ written notice to the Administrative Trustees, the Property Trustee and the Depositor. In the event that American Stock Transfer shall no longer be the Paying Agent or a successor Paying Agent shall resign or its authority to act be revoked, the Administrative Trustees shall appoint a successor that is acceptable to the Property Trustee and the Depositor to act as Paying Agent (which shall be a bank or trust company). The Administrative Trustees shall cause such successor Paying Agent or any additional Paying Agent appointed by the Administrative Trustees to execute and deliver to the Trustees an instrument in which such successor Paying Agent or additional Paying Agent shall agree with the Trustees that as Paying Agent, such successor Paying Agent or additional Paying Agent will hold all sums, if any, held by it for payment to the Securityholders in trust for the benefit of the Securityholders entitled thereto until such sums shall be paid to such Securityholders. The Paying Agent shall return all unclaimed funds to the Property Trustee and upon removal of a Paying Agent such Paying Agent shall also return all funds in its possession to the Property Trustee. The provisions of Sections 801, 803 and 806 shall apply to any other paying agent appointed hereunder. Any reference in this Agreement to the Paying Agent shall include any co-paying agent unless the context requires otherwise.

SECTION 510. OWNERSHIP OF COMMON SECURITIES BY DEPOSITOR.

On the Closing Date, the Depositor shall acquire and retain beneficial and record ownership of the Common Securities. To the fullest extent permitted by law, any attempted transfer of the Common Securities (other than a transfer in connection with a merger or consolidation of the Depositor into another corporation pursuant to Section 12.1 of the Indenture) shall be void. The Administrative Trustees shall cause each Common Securities Certificate issued to the Depositor to contain a legend stating “THIS CERTIFICATE IS NOT TRANSFERABLE EXCEPT TO THE DEPOSITOR OR AN AFFILIATE OF THE DEPOSITOR IN COMPLIANCE WITH APPLICABLE LAW AND SECTION 510 OF THE TRUST AGREEMENT AND ONLY IN CONNECTION WITH A SIMULTANEOUS DELEGATION AND ASSIGNMENT OF THE EXPENSE AGREEMENT REFERRED TO THEREIN”.

SECTION 511. BOOK-ENTRY CAPITAL SECURITIES CERTIFICATES; COMMON SECURITIES CERTIFICATE.

(a)     The Capital Securities Certificates, upon original issuance, will be issued in the form of a typewritten Capital Securities Certificate or Certificates representing Book-Entry Capital Securities Certificates, to be delivered to or held on behalf of The Depository Trust Company, the initial Clearing Agency, by, or on behalf of, the Trust, for so long as the Capital Trust Certificates are maintained in a book-entry system with the Clearing Agency. Such Book-Entry Capital Securities Certificate or Certificates shall initially be registered on the Securities Register in the name of Cede & Co., the nominee of the initial Clearing Agency, and no beneficial owner will receive a Definitive Capital Securities Certificate representing such beneficial owner’s interest in such Capital Securities, except as provided in Section 513. Unless and until Definitive Capital Securities Certificates have been issued to beneficial owners pursuant to Section 513:

(i)     the provisions of this Section 511(a) shall be in full force and effect;

(ii)    the Securities Registrar, the Paying Agent and the Trustees shall be entitled to deal with the Clearing Agency for all purposes of this Trust Agreement relating to the Book-Entry Capital Securities Certificates (including the payment of the Liquidation Amount of and Distributions on the Book-Entry Capital Securities) as the sole Holder of Book-Entry Capital Securities and shall have no obligations to the Owners thereof;

(iii)   to the extent that the provisions of this Section 511 conflict with any other provisions of this Trust Agreement, the provisions of this Section 511 shall control; and

(iv)   the rights of the Owners of the Book-Entry Capital Securities Certificates shall be exercised only through the Clearing Agency and shall be limited to those established by law and agreements between such Owners and the Clearing Agency and/or the Clearing Agency Participants. Unless and until Definitive Capital Securities Certificates are issued pursuant to Section 513, the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and will receive and transmit payments on the Capital Securities to such Clearing Agency Participants. Any Clearing Agency designated pursuant hereto will not be deemed an agent of the Trustees for any purpose.

(b)     A single Common Securities Certificate representing the Common Securities shall be issued to the Depositor in the form of a definitive Common Securities Certificate.

SECTION 512. NOTICES TO CLEARING AGENCY.

To the extent that a notice or other communication to the Owners is required under this Trust Agreement, unless and until Definitive Capital Securities Certificates shall have been issued to Owners pursuant to Section 513, the Trustees shall give all such notices and communications specified herein to be given to Owners to the Clearing Agency, and shall have no obligations to the Owners.

SECTION 513. DEFINITIVE CAPITAL SECURITIES CERTIFICATES.

If (a) the Depositor advises the Trustees in writing that the Clearing Agency is no longer willing or able to properly discharge its responsibilities with respect to the Capital Securities Certificates, and the Depositor is unable to locate a qualified successor, (b) the Depositor at its option advises the Trustees in writing that it elects to terminate the book-entry system through the Clearing Agency, or (c) after the occurrence of a Debenture Event of Default, Owners of Capital Securities Certificates representing beneficial interests aggregating at least a majority of the Liquidation Amount advise the Property Trustee in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of the Owners of Capital Securities Certificates, then the Property Trustee shall notify the Clearing Agency, and the Clearing Agency shall notify all Owners of Capital Securities Certificates, of the occurrence of any such event and of the availability of the Definitive Capital Securities Certificates to Owners of such class or classes, as applicable, requesting the same. Upon surrender to the Securities Registrar of the typewritten Capital Securities Certificate or Certificates representing the Book-Entry Capital Securities Certificates by the Clearing Agency, accompanied by registration instructions, the Administrative Trustees, or any one of them, shall execute the Definitive Capital Securities Certificates in accordance with the instructions of the Clearing Agency. Neither the Securities Registrar nor the Trustees shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Capital Securities Certificates, the Trustees shall recognize the holders of the Definitive Capital Securities Certificates as Securityholders. The Definitive Capital Securities Certificates shall be printed, lithographed or engraved or may be produced in any other manner as is reasonably acceptable to the Administrative Trustees, as evidenced by the execution thereof by the Administrative Trustees or any one of them.

SECTION 514. RIGHTS OF SECURITY HOLDERS.

(a)     The legal title to the Trust Property is vested exclusively in the Property Trustee (in its capacity as such) in accordance with Section 209, and the Securityholders shall not have any right or title therein other than the undivided beneficial interest in the assets of the Trust conferred by their Trust Securities and they shall have no right to call for any partition or division of property, profits or rights of the Trust except as described below. The Trust Securities shall be personal property giving only the rights specifically set forth therein and in this Trust Agreement. The Trust Securities shall have no preemptive or similar rights. When issued and delivered to Holders of the Capital Securities against payment of the purchase price therefor, the Capital Securities will be fully paid and nonassessable, beneficial interests in the Trust. The Holders of the Capital Securities, in their capacities as such, shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware.

(b)     For so long as any Capital Securities remain Outstanding, if, upon a Debenture Event of Default, the Debenture Trustee fails or the holders of not less than 25% in principal amount of the outstanding Junior Subordinated Debentures fail to declare the principal of all of the Junior Subordinated Debentures to be immediately due and payable, the Holders of at least 25% in Liquidation Amount of the Capital Securities then Outstanding shall have such right by a notice in writing to the Depositor and the Debenture Trustee; and upon any such declaration such principal amount of and the accrued interest on all of the Junior Subordinated Debentures shall become immediately due and payable, provided that the payment of principal and interest on such Junior Subordinated Debentures shall remain subordinated to the extent provided in the Indenture. If, as a result of a Debenture Event of Default, the Debenture Trustee or the holders of not less than 25% in aggregate outstanding principal amount of the Junior Subordinated Debentures have declared the Junior Subordinated Debentures due and payable and if such default has been cured and a sum sufficient to pay all matured installments due (otherwise than by acceleration) under the Junior Subordinated Debentures has been deposited with the Debenture Trustee, then (if the holders of not less than a majority in aggregate outstanding principal amount of Junior Subordinated Debentures have not annulled such declaration and waived such default) the holders of a majority in aggregate Liquidation Amount of the Capital Securities may annul such declaration and waive such default.

(c)     For so long as any Capital Securities remain outstanding, upon a Debenture Event of Default arising from the failure to pay interest or principal on the Junior Subordinated Debentures, the Holders of any Capital Securities then Outstanding shall, to the fullest extent permitted by law, have the right to directly institute proceedings for enforcement of payment to such Holders of principal of or interest on the Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of the Capital Securities of such Holders.

ARTICLE VI.
ACTS OF SECURITY HOLDERS; MEETINGS; VOTING

SECTION 601. LIMITATIONS ON VOTING RIGHTS.

(a)     Except as provided in this Section, in Sections 514, 810 and 1002 and in the Indenture and as otherwise required by law, no Holder of Capital Securities shall have any right to vote or in any manner otherwise control the administration, operation and management of the Trust or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Trust Securities Certificates, be construed so as to constitute the Securityholders from time to time as partners or members of an association.

(b)     So long as any Junior Subordinated Debentures are held by the Property Trustee, the Trustees shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, or executing any trust or power conferred on the Debenture Trustee with respect to such Junior Subordinated Debentures, (ii) waive any past default which is waivable under Article VII of the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Junior Subordinated Debentures shall be due and payable or (iv) consent to any amendment, modification or termination of the Indenture or the Junior Subordinated Debentures, where such consent shall be required, without, in each case, obtaining the prior approval of the Holders of at least a majority in Liquidation Amount of all Outstanding Capital Securities; provided, however, that where a consent under the Indenture would require the consent of each holder of outstanding Junior Subordinated Debentures affected thereby, no such consent shall be given by the Property Trustee without the prior written consent of each Holder of Capital Securities. The Trustees shall not revoke any action previously authorized or approved by a vote of the Holders of the Outstanding Capital Securities, except by a subsequent vote of the Holders of the Outstanding Capital Securities. The Property Trustee shall notify each Holder of the Outstanding Capital Securities of any notice of default received from the Debenture Trustee with respect to the Junior Subordinated Debentures. In addition to obtaining the foregoing approvals of the Holders of the Capital Securities, prior to taking any of the foregoing actions, the Trustees shall, at the expense of the Depositor, obtain an Opinion of Counsel experienced in such matters to the effect that the Trust will continue to be classified as a grantor trust and not as an association taxable as a corporation for United States federal income tax purposes on account of such action.

(c)     If any proposed amendment to the Trust Agreement provides for, or the Trustees otherwise propose to effect, (i) any action that would adversely affect in any material respect the powers, preferences or special rights of the Capital Securities, whether by way of amendment to the Trust Agreement or otherwise, or (ii) the dissolution, winding-up or termination of the Trust, other than pursuant to the terms of this Trust Agreement, then the Holders of Outstanding Capital Securities as a class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of the Holders of at least a majority in Liquidation Amount of the Outstanding Capital Securities. No amendment to this Trust Agreement may be made if, as a result of such amendment, the Trust would cease to be classified as a grantor trust or would be classified as an association taxable as a corporation for United States federal income tax purposes.

SECTION 602. NOTICE OF MEETINGS.

Notice of all meetings of the Holders of Capital Securities, stating the time, place and purpose of the meeting, shall be given by the Securities Registrar pursuant to Section 1008 to each Holder of Capital Securities of record, at and Securityholder’s registered address, at least 15 days and not more than 90 days before the meeting. At any such meeting, any business properly before the meeting may be so considered whether or not stated in the notice of the meeting. Any adjourned meeting may be held as adjourned without further notice.

SECTION 603. MEETINGS OF HOLDERS OF CAPITAL SECURITIES.

No annual meeting of Securityholders is required to be held. The Administrative Trustees, however, shall call a meeting of Securityholders to vote on any matter upon the written request of the Holders of 25% of the Outstanding Capital Securities (based upon their aggregate Liquidation Amount) and the Administrative Trustees may, at any time in their discretion, call a meeting of Capital Securityholders to vote on any matters as to which the Capital Securityholders are entitled to vote.

Holders of record of 50% of the Outstanding Capital Securities (based upon their aggregate Liquidation Amount), present in person or by proxy, shall constitute a quorum at any meeting of Securityholders.

If a quorum is present at a meeting, an affirmative vote by the Holders of record present, in person or by proxy, holding a majority of the Capital Securities (based upon their aggregate Liquidation Amount) held by the Holders of Capital Securities of record present, either in person or by proxy, at such meeting shall constitute the action of the Securityholders, unless this Trust Agreement requires a greater number of affirmative votes.

SECTION 604. VOTING RIGHTS.

Securityholders shall be entitled to one vote for each $2.50 of Liquidation Amount represented by their Trust Securities in respect of any matter as to which such Securityholders are entitled to vote.

SECTION 605. PROXIES, ETC.

At any meeting of Securityholders, any Securityholder entitled to vote thereat may vote by proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Administrative Trustees, or with such other officer or agent of the Trust as the Administrative Trustees may direct, for verification prior to the time at which such vote shall be taken. When Trust Securities are held jointly by several Persons, any one of them may vote at any meeting in person or by proxy in respect of such Trust Securities, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Trust Securities. A proxy purporting to be executed by or on behalf of a Securityholder shall be deemed valid unless challenged at or prior to its exercise, and, the burden of proving invalidity shall rest on the challenger. No proxy shall be valid more than three years after its date of execution.

SECTION 606. SECURITYHOLDER ACTION BY WRITTEN CONSENT.

Any action which may be taken by Securityholders at a meeting may be taken without a meeting and without prior notice if Securityholders holding a majority of all Outstanding Trust Securities (based upon their aggregate Liquidation Amount) entitled to vote in respect of such action (or such larger proportion thereof as shall be required by any express provision of this Trust Agreement) shall consent to the action in writing (based upon their aggregate Liquidation Amount).

SECTION 607. RECORD DATE FOR VOTING AND OTHER PURPOSES.

For the purposes of determining the Securityholders who are entitled to notice of and to vote at any meeting or by written consent, or to participate in any Distribution on the Trust Securities in respect of which a record date is not otherwise provided for in this Trust Agreement, or for the purpose of any other action, the Administrative Trustees may from time to time fix a date, not more than 90 days prior to the date of any meeting of Securityholders or the payment of Distribution or other action, as the case may be, as a record date for the determination of the identity of the Securityholders of record for such purposes.

SECTION 608. ACTS OF SECURITY HOLDERS.

Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Trust Agreement to be given, made or taken by Securityholders or Owners may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Securityholders or Owners in person or by an agent duly appointed in writing; and, except as otherwise expressly provided herein, such action shall become effective when such instrument or instruments are delivered to an Administrative Trustee. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Securityholders or Owners signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Trust Agreement and (subject to Section 801) conclusive in favor of the Trustees, if made in the manner provided in this Section.

The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him or her the execution thereof. Where such execution is by a signer acting in a capacity other than such signer’s individual capacity, such certificate or affidavit shall also constitute sufficient proof of such signer’s authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which any Trustee receiving the same deems sufficient.

The ownership of Capital Securities shall be proved by the Securities Register.

Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Securityholder of any Trust Security shall bind every future Securityholder of the same Trust Security and the Securityholder of every Trust Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustees or the Trust in reliance thereon, whether or not notation of such action is made upon such Trust Security.

Without limiting the foregoing, a Securityholder entitled hereunder to take any action hereunder with regard to any particular Trust Security may do so with regard to all or any part of the Liquidation Amount of such Trust Security or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such Liquidation Amount.

SECTION 609. INSPECTION OF RECORDS.

Upon reasonable notice to the Administrative Trustees and the Property Trustee, the records of the Trust shall be open to inspection by Securityholders during normal business hours for any purpose reasonably related to such Securityholder’s interest as a Securityholder.

ARTICLE VII.
REPRESENTATIONS AND WARRANTIES

SECTION 701. REPRESENTATIONS AND WARRANTIES OF THE PROPERTY TRUSTEE.

The Property Trustee, as of the date hereof, and each Successor Property Trustee at the time of the Successor Property Trustee’s acceptance of its appointment as Property Trustee hereunder hereby represents and warrants (as applicable) for the benefit of the Depositor and the Securityholders that:

(a)     the Property Trustee is a state chartered trust company duly organized, validly existing and in good standing under the laws of the State of Delaware;

(b)     the Property Trustee has full corporate power, authority and legal right to execute, deliver and perform its obligations under this Trust Agreement and has taken all necessary action to authorize the execution, delivery and performance by it of this Trust Agreement;

(c)     this Trust Agreement has been duly authorized, executed and delivered by the Property Trustee and constitutes the valid and legally binding agreement of the Property Trustee enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles;

(d)    the execution, delivery and performance by each of the Property Trustee of this Trust Agreement has been duly authorized by all necessary corporate or other action on the part of the Property Trustee and does not require any approval of the stockholders of the Property Trustee and such execution, delivery and performance will not (i) violate the Property Trustee’s charter or by-laws, (ii) violate any provision of, or constitute, with or without notice or lapse of time, a default under, or result in the creation or imposition of, any Lien on any properties included in the Trust Property pursuant to the provisions of, any indenture, mortgage, credit agreement, license or other agreement or instrument to which the Property Trustee is a party or by which it is bound, or (iii) violate any law, governmental rule or regulation of the United States or the State of Delaware, as the case may be, governing the banking or trust powers or the Property Trustee, as the case may be, or any order, judgment or decree applicable to the Property Trustee;

(e)     neither the authorization, execution or delivery by the Property Trustee of this Trust Agreement nor the consummation of any of the transactions by the Property Trustee contemplated herein or therein requires the consent or approval of, the giving of notice to, the registration with or the taking of any other action with respect to, any governmental authority or agency under any existing law of the State of Delaware governing the banking or trust powers of the Property Trustee; and

(f)     there are no proceedings pending or, to the best of the Property Trustee’s knowledge, threatened against or affecting the Property Trustee, as the case may be, in any court or before any governmental authority, agency or arbitration board or tribunal which, individually or in the aggregate, would materially and adversely affect the Trust or would question the right, power and authority of the Property Trustee, as the case may be, to enter into or perform its obligations as one of the Trustees under this Trust Agreement.

SECTION 702. REPRESENTATIONS AND WARRANTIES OF THE DELAWARE TRUSTEE.

The Delaware Trustee, each severally on behalf of and as to itself, as of the date hereof, and each Successor Delaware Trustee at the time of the Successor Delaware Trustee’s acceptance of its appointment as Delaware Trustee hereunder, hereby represents and warrants (as applicable) for the benefit of the Depositor and the Securityholders that:

(a)     the Delaware Trustee is a state chartered trust company duly organized, validly existing and in good standing under the laws of the State of Delaware and has its principal place of business in the State of Delaware as required by Section 3807(a) of the Delaware Statutory Trust Act;

(b)     the Delaware Trustee has full corporate power, authority and legal right to execute, deliver and perform its obligations under this Trust Agreement and has taken all necessary action to authorize the execution, delivery and performance by it of this Trust Agreement;

(c)    this Trust Agreement has been duly authorized, executed and delivered by the Delaware Trustee and constitutes the valid and legally binding agreement of each of the Delaware Trustee enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles;

(d)     the execution, delivery and performance by the Delaware Trustee of this Trust Agreement have been duly authorized by all necessary corporate or other action on the part of the Delaware Trustee and does not require any approval of the stockholders of the Delaware Trustee and such execution, delivery and performance will not (i) violate the Delaware Trustee’s charter or by-laws, (ii) violate any provision of, or constitute, with or without notice or lapse of time, a default under, or result in the creation or imposition of, any Lien on any properties included in the Trust Property pursuant to the provisions of, any indenture, mortgage, credit agreement, license or other agreement or instrument to which the Delaware Trustee is a party or by which it is bound, or (iii) violate any law, governmental rule or regulation of the United States or the State of Delaware, as the case may be, governing the banking or trust powers of the Delaware Trustee, as the case may be, or any order, judgment or decree applicable to the Delaware Trustee;

(e)     neither the authorization, execution or delivery by the Delaware Trustee of this Trust Agreement nor the consummation of any of the transactions by the Delaware Trustee contemplated herein or therein requires the consent or approval of, the giving of notice to, the registration with or the taking of any other action with respect to, any governmental authority or agency under any existing law of the State of Delaware governing the banking or trust powers of the Delaware Trustee, as the case may be; and

(f)     there are no proceedings pending or, to the best of the Delaware Trustee’s knowledge, threatened against or affecting the Delaware Trustee, in any court or before any governmental authority, agency or arbitration board or tribunal which, individually or in the aggregate, would materially and adversely affect the Trust or would question the right, power and authority of the Delaware Trustee, as the case may be, to enter into or perform its obligations as the Delaware Trustee under this Trust Agreement.

SECTION 703. REPRESENTATIONS AND WARRANTIES OF DEPOSITOR.

The Depositor hereby represents and warrants for the benefit of the Securityholders that:

(a)     the Trust Securities Certificates issued on the Closing Date on behalf of the Trust have been duly authorized and will have been duly and validly executed, issued and delivered by the Administrative Trustees pursuant to the terms and provisions of, and in accordance with the requirements of, this Trust Agreement and the Securityholders will be, as of such date, entitled to the benefits of this Trust Agreement; and

(b)     there are no taxes, fees or other governmental charges payable by the Trust (or the Trustees on behalf of the Trust) under the laws of the State of Delaware or any political subdivision thereof in connection with the execution, delivery and performance by the Property Trustee or the Delaware Trustee, as the case may be, of this Trust Agreement.

ARTICLE VIII.
THE TRUSTEES

SECTION 801. CERTAIN DUTIES AND RESPONSIBILITIES.

(a)     The Trustees undertake to perform such duties and only such duties as are specifically set forth in this Agreement and no implied covenant or obligations shall be read into this Trust Agreement against the Trustees. The duties and responsibilities of the Trustees shall be as provided by this Trust Agreement and, in the case of the Property Trustee, by the Trust Indenture Act. Notwithstanding the foregoing, no provision of this Trust Agreement shall require the Trustees to expend or risk their own funds or otherwise incur any financial liability in the performance of any of their duties hereunder, or in the exercise of any of their rights or powers, if they shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. No Administrative Trustee nor the Delaware Trustee shall be liable for such Trustee’s acts or omissions hereunder except as a result of such Trustee’s own gross negligence or willful misconduct. The Property Trustee’s liability shall be determined under the Trust Indenture Act. Whether or not therein expressly so provided, every provision of this Trust Agreement relating to the conduct or affecting the liability of or affording protection to the Trustees shall be subject to the provisions of this Section. To the extent that, at law or in equity, a Trustee has duties (including fiduciary duties) and liabilities relating thereto to the Trust or to the Securityholders, such Trustee shall not be liable to the Trust or to any Securityholder for such Trustee’s good faith reliance on the provisions of this Trust Agreement. To the fullest extent permitted by law, the provisions of this Trust Agreement, to the extent that they restrict the duties and liabilities of the Trustees otherwise existing at law or in equity, are agreed by the Depositor and the Securityholders to replace such other duties and liabilities of the Trustees.

(b)     All payments made by the Property Trustee or a Paying Agent in respect of the Trust Securities shall be made only from the revenue and proceeds from the Trust Property and only to the extent that there shall be sufficient revenue or proceeds from the Trust Property to enable the Property Trustee or a Paying Agent to make payments in accordance with the terms hereof. Each Securityholder, by such Securityholder’s acceptance of a Trust Security, agrees that such Securityholder will look solely to the revenue and proceeds from the Trust Property to the extent legally available for distribution to such Securityholder as herein provided and that the Trustees are not personally liable to such Securityholder for any amount distributable in respect of any Trust Security or for any other liability in respect of any Trust Security. This Section 801(b) does not limit the liability of the Trustees expressly set forth elsewhere in this Trust Agreement or, in the case of the Property Trustee, in the Trust Indenture Act.

(c)     No provision of this Trust Agreement shall be construed to relieve the Property Trustee from liability for its own grossly negligent action, its own grossly negligent failure to act, or its own willful misconduct, except that:

(i)       the Property Trustee shall not be liable for any error of judgment made in good faith by an authorized officer of the Property Trustee, unless it shall be proved that the Property Trustee was grossly negligent in ascertaining the pertinent facts;

(ii)     the Property Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a majority in Liquidation Amount of the Trust Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Property Trustee, or exercising any trust or power conferred upon the Property Trustee under this Trust Agreement;

(iii)   the Property Trustee’s sole duty with respect to the custody, safe keeping and physical preservation of the Subordinated Debentures and the Payment Account shall be to deal with such Property in a similar manner as the Property Trustee deals with similar property for its own account, subject to the protections and limitations on liability afforded to the Property Trustee under this Trust Agreement and the Trust Indenture Act;

(iv)    the Property Trustee shall not be liable for any interest on any money received by it except as it may otherwise agree with the Depositor and money held by the Property Trustee need not be segregated from other funds held by it except in relation to the Payment Account maintained by the Property Trustee pursuant to Section 301 and except to the extent otherwise required by law;

(v)     the Property Trustee shall not be responsible for monitoring the compliance by the Administrative Trustees or the Depositor with their respective duties under this Trust Agreement or the failure of such parties to perform their respective duties, nor shall the Property Trustee be liable for the negligence, default or misconduct of the Administrative Trustees or the Depositor;

(vi)     the Property Trustee shall not be deemed to have knowledge or notice of any fact or event unless a Responsible Officer of the Property Trustee has actual knowledge thereof or unless written notice of such fact or event is received by a Responsible Officer and such notice references the fact or event;

(vii)   the Property Trustee shall not be liable or responsible for delays or failures in the performance of its obligations hereunder arising out of or caused, directly or indirectly, by circumstances beyond its control (such acts include but are not limited to acts of God, strikes, lockouts, riots, acts of war and interruptions, losses or malfunctions of utilities, computer (hardware or software) or communications services); it being understood that the Property Trustee shall use commercially reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as reasonably practicable under the circumstances; and

(viii)  the Property Trustee shall not be required to take any action hereunder or under any related document if the Property Trustee shall have reasonably determined by consultation with counsel pursuant to Section 803(f) hereof that such action is contrary to the terms hereof or is otherwise contrary to law.

SECTION 802. CERTAIN NOTICES.

(a)     Within 5 Business Days after the occurrence of any Event of Default actually known to the Property Trustee, the Property Trustee shall transmit, in the manner and to the extent provided in Section 1008, notice of such Event of Default to the Securityholders, the Administrative Trustees and the Depositor, unless such Event of Default shall have been cured or waived. For purposes of this Section the term “Event of Default” means any event that is, or after notice or lapse of time or both would become, an Event of Default.

(b)     The Administrative Trustees shall transmit, to the Securityholders in the manner and to the extent provided in Section 1008, notice of the Depositor’s election to begin or further extend an Extension Period on the Junior Subordinated Debentures (unless such election shall have been revoked) within the time specified for transmitting such notice to the holders of the Junior Subordinated Debentures pursuant to the Indenture as originally executed.

SECTION 803. CERTAIN RIGHTS OF PROPERTY TRUSTEE.

Subject to the provisions of Section 801:

(a)     the Property Trustee may rely and shall be protected in acting or refraining from acting in good faith upon any resolution, Opinion of Counsel, certificate, written representation of a Holder or transferee, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties. The Property Trustee need not investigate any factual matter stated in any such document, including verifying the correctness of any numbers or calculations;

(b)     if (i) in performing its duties under this Trust Agreement the Property Trustee is required to decide between alternative courses of action or (ii) in construing any of the provisions of this Trust Agreement the Property Trustee finds the same ambiguous or inconsistent with other provisions contained herein or (iii) the Property Trustee is unsure of the application of any provision of this Trust Agreement, then, except as to any matter as to which the Capital Securityholders are entitled to vote under the terms of this Trust Agreement, the Property Trustee shall deliver a notice to the Depositor requesting written instructions of the Depositor as to the course of action to be taken and the Property Trustee shall take such action, or refrain from taking such action, as the Property Trustee shall be instructed in writing to take, or to refrain from taking, by the Depositor; provided, however, that if the Property Trustee does not receive such instructions of the Depositor within ten Business Days after it has delivered such notice, or such reasonably shorter period of time set forth in such notice (which to the extent practicable shall not be less than two Business Days), it may, but shall be under no duty to, take or refrain from taking such action not inconsistent with this Trust Agreement as it shall deem advisable and in the best interests of the Securityholders, in which event the Property Trustee shall have no liability except for its own bad faith, gross negligence or willful misconduct;

(c)     any direction or act of the Depositor or the Administrative Trustees contemplated by this Trust Agreement shall be sufficiently evidenced by an Officers’ Certificate;

(d)     whenever in the administration of this Trust Agreement, the Property Trustee shall deem it desirable that a matter be established before undertaking, suffering or omitting any action hereunder, the Property Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, request and conclusively rely upon an Officer’s Certificate which, upon receipt of such request, shall be promptly delivered by the Depositor or the Administrative Trustees;

(e)     the Property Trustee shall have no duty to see to any recording, preparation, filing or registration of any instrument (including any financing or continuation statement or any filing under tax or securities laws) or any rerecording, refiling or reregistration thereof or otherwise to perfect or maintain the perfection of any ownership or security interest or lien or to prepare or file any tax, qualification to do business or securities law filing or report, or to monitor or enforce the satisfaction of any risk retention requirements;

(f)     the Property Trustee may consult with counsel of its choice and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon and in accordance with such advice (such counsel may be counsel to the Depositor or any of its Affiliates, and may include any of its employees); the Property Trustee shall have the right at any time to seek instructions concerning the administration of this Trust Agreement from any court of competent jurisdiction;

(g)     the Property Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Trust Agreement at the request or direction of any of the Securityholders pursuant to this Trust Agreement, unless such Securityholders shall have offered to the Property Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(h)     the Property Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other evidence of indebtedness or other paper or document, unless requested in writing to do so by one or more Securityholders, but the Property Trustee may make such further inquiry or investigation into such facts or matters as it may see fit;

(i)     the Property Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through its agents or attorneys, provided that the Property Trustee shall be responsible for its own gross negligence or recklessness with respect to selection of any agent or attorney appointed by it hereunder;

(j)     whenever in the administration of this Trust Agreement the Property Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder, the Property Trustee (i) may request instructions from the Holders of the Trust Securities which instructions may only be given by the Holders of the same proportion in Liquidation Amount of the Trust Securities as would be entitled to direct the Property Trustee under the terms of the Trust Securities in respect of such remedy, right or action, (ii) may refrain from enforcing such remedy or right or taking such other action until such instructions are received, and (iii) shall be protected in acting in accordance with such instructions;

(k)     except as otherwise expressly provided by this Trust Agreement, the Property Trustee shall not be under any obligation to take any action that is discretionary under the provisions of this Trust Agreement. No provision of this Trust Agreement shall be deemed to impose any duty or obligation on the Property Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it, in any jurisdiction in which it shall be illegal, or in which the Property Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts, or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Property Trustee shall be construed to be a duty;

(l)      notwithstanding anything contained herein to the contrary, the Property Trustee shall not be required to take any action in any jurisdiction other than in the State of Delaware if the taking of such action will (i) require the registration with, licensing by or the taking of any other similar action in respect of, any state or other governmental authority or agency of any jurisdiction other than the State of Delaware by or with respect to the Property Trustee; (ii) result in any fee, tax or other governmental charge under the laws of any jurisdiction or any political subdivisions thereof in existence on the date hereof other than the State of Delaware becoming payable by the Property Trustee; or (iii) subject the Property Trustee to personal jurisdiction in any jurisdiction other than the State of Delaware for causes of action arising from acts unrelated to the consummation of the transactions by the Property Trustee contemplated hereby. If the Property Trustee’s determination regarding the consequences described in clauses (i), (ii) and (iii) of the preceding sentence is based on the advice of counsel pursuant to Section 803(f) (which advice shall be an expense of the Trust) and said counsel advises the Property Trustee that such action will result in such consequences, the Property Trustee may, or if instructed to do so by the Depositor, shall appoint an additional trustee pursuant to Section 8.09 hereof to proceed with such action; and

(m)    in no event shall the Property Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective and regardless of whether the Property Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

SECTION 804. NOT RESPONSIBLE FOR RECITALS OR ISSUANCE OF SECURITIES.

The recitals contained herein and in the Trust Securities Certificates shall be taken as the statements of the Trust, and the Trustees do not assume any responsibility for their correctness. The Trustees shall not be accountable for the use or application by the Depositor of the proceeds of the Junior Subordinated Debentures.

SECTION 805. MAY HOLD SECURITIES.

Any Trustee or any other agent of any Trustee or the Trust, in its individual or any other capacity, may become the owner or pledgee of Trust Securities and, subject to Sections 808 and 813 and except as provided in the definition of the term “Outstanding” in Article I, may otherwise deal with the Trust with the same rights it would have if it were not a Trustee or such other agent.

SECTION 806. COMPENSATION; INDEMNITY; FEES.

The Depositor agrees:

(a)     to pay to the Trustees from time to time reasonable compensation for all services rendered by them hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(b)     except as otherwise expressly provided herein, to reimburse the Trustees upon request for all reasonable expenses, disbursements and advances incurred or made by the Trustees in accordance with any provision of this Trust Agreement (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to such Trustee’s gross negligence, bad faith or willful misconduct (or, in the case of the Administrative Trustees or the Delaware Trustee, any such expense, disbursement or advance as may be attributable to its, his or her gross negligence, bad faith or willful misconduct); and

(c)     to indemnify each of the Trustees or any predecessor Trustee for, and to hold the Trustees harmless against, any loss, damage, claim, liability, penalty or expense incurred without gross negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this Trust Agreement, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder (including reasonable legal fees and expenses in connection with the enforcement of their indemnification rights hereunder), except any such cost or expense as may be attributable to such Trustee’s gross negligence, bad faith or willful misconduct (or, in the case of the Administrative Trustees or the Delaware Trustee, any such cost or expense as may be attributable to its, his or her gross negligence, bad faith or willful misconduct).

No Trustee may claim any Lien on any Trust Property as a result of any amount due pursuant to this Section 806.

The Property Trustee may earn compensation in the form of short-term interest on items like uncashed distribution checks (from the date issued until the date cashed), funds that the Property Trustee is directed not to invest, deposits awaiting investment direction or received too late to be invested overnight in previously directed investments.

The Depositor's payment obligations pursuant to this Section shall survive the termination of this Trust Agreement, or the resignation or removal of the Property Trustee or Delaware Trustee or the termination for any reason of this Trust Agreement.  No Holder or Owner of Capital Securities, by reason of its ownership of Capital Securities, shall have any obligation to pay compensation to any Trustee, to reimburse any Trustee for expenses or disbursements or advancements or to indemnify any Trustee.

SECTION 807. CORPORATE PROPERTY TRUSTEE REQUIRED; ELIGIBILITY OF TRUSTEES.

(a)     There shall at all times be a Property Trustee hereunder with respect to the Trust Securities. The Property Trustee shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000. If any such Person publishes reports of condition at least annually, pursuant to law or to the requirements of its supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Property Trustee with respect to the Trust Securities shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

(b)     There shall at all times be one or more Administrative Trustees hereunder with respect to the Trust Securities. Each Administrative Trustee shall be either a natural person who is at least 21 years of age or a legal entity that shall act through one or more persons authorized to bind that entity.

(c)     There shall at all times be a Delaware Trustee with respect to the Trust Securities. The Delaware Trustee shall either be (i) a natural person who is at least 21 years of age and a resident of the State of Delaware or (ii) a legal entity with its principal place of business in the State of Delaware and that otherwise meets the requirements of applicable Delaware law that shall act through one or more persons authorized to bind such entity.

SECTION 808. CONFLICTING INTERESTS.

If the Property Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Property Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Trust Agreement.

SECTION 809. CO-TRUSTEES AND SEPARATE TRUSTEE.

Unless an Event of Default shall have occurred and be continuing, at any time or times, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the Trust Property may at the time be located, the Depositor and the Administrative Trustees shall have power to appoint, and upon the written request of the Property Trustee, the Depositor and the Administrative Trustees shall for such purpose join with the Property Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to appoint, one or more Persons approved by the Property Trustee either to act as co-trustee, jointly with the Property Trustee, of all or any part of such Trust Property, or to the extent required by law to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such Person or Persons in the capacity aforesaid, any property, title, right or power deemed necessary or desirable, subject to the other provisions of this Section. If the Depositor and the Administrative Trustees do not join in such appointment within 15 days after the receipt by them of a request so to do, or in case a Debenture Event of Default has occurred and is continuing, the Property Trustee alone shall have power to make such appointment. Any co-trustee or separate trustee appointed pursuant to this Section shall either be (i) a natural person who is at least 21 years of age and a resident of the United States or (ii) a legal entity with its principal place of business in the United States that shall act through one or more persons authorized to bind such entity.

Should any written instrument from the Depositor be required by any co-trustee or separate trustee so appointed for more fully confirming to such co-trustee or separate trustee such property, title, right, or power, any and all such instruments shall, on request, be executed, acknowledged, and delivered by the Depositor.

Every co-trustee or separate trustee shall, to the extent permitted by law, but to such extent only, be appointed subject to the following terms, namely:

(a)     The Trust Securities shall be executed and delivered and all rights, powers, duties and obligations hereunder in respect of the custody of securities, cash and other personal property held by, or required to be deposited or pledged with, the Trustees specified hereunder, shall be exercised, solely by such Trustees and not by such co-trustee or separate trustee.

(b)     The rights, powers, duties and obligations hereby conferred or imposed upon the Property Trustee in respect of any property covered by such appointment shall be conferred or imposed upon and exercised or performed by the Property Trustee or by the Property Trustee and such co-trustee or separate trustee jointly, as shall be provided in the instrument appointing such co-trustee or separate trustee, except to the extent that under any law of any jurisdiction in which any particular act is to be performed, the Property Trustee shall be incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations shall be exercised and performed by such co-trustee or separate trustee.

(c)     The Property Trustee at any time, by an instrument in writing executed by it, with the written concurrence of the Depositor, may accept the resignation of or remove any co-trustee or separate trustee appointed under this Section, and, in case a Debenture Event of Default has occurred and is continuing, the Property Trustee shall have power to accept the resignation of, or remove, any such co-trustee or separate trustee without the concurrence of the Depositor. Upon the written request of the Property Trustee, the Depositor shall join with the Property Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to effectuate such resignation or removal. A successor to any co-trustee or separate trustee so resigned or removed may be appointed in the manner provided in this Section 809.

(d)     No co-trustee or separate trustee hereunder shall be personally liable by reason of any act or omission of the Property Trustee or any other trustee hereunder.

(e)     The Property Trustee shall not be liable by reason of any act of a co-trustee or separate trustee.

(f)     Any Act of Holders delivered to the Property Trustee shall be deemed to have been delivered to each such co-trustee and separate trustee.

SECTION 810. RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR.

No resignation or removal of any Trustee (the “Relevant Trustee”) and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 811.

Subject to the immediately preceding paragraph, the Relevant Trustee may resign at any time with respect to the Trust Securities by giving written notice thereof to the Property Trustee and the Depositor. If the instrument of acceptance by the successor Trustee required by Section 811 shall not have been delivered to the Relevant Trustee within 90 days after the giving of such notice of resignation, the Relevant Trustee may petition, at the expense of the Depositor, any court of competent jurisdiction for the appointment of a successor Relevant Trustee with respect to the Trust Securities.

Unless a Debenture Event of Default shall have occurred and be continuing, any Trustee may be removed at any time by Act of the Common Securityholder. If a Debenture Event of Default shall have occurred and be continuing, the Property Trustee or the Delaware Trustee, or both of them, may be removed at such time by Act of the Holders of a majority in Liquidation Amount of the Capital Securities, delivered to the Relevant Trustee (in its individual capacity and on behalf of the Trust). An Administrative Trustee may be removed by the Common Securityholder at any time. In no event will the Holders of the Capital Securities have the right to vote to appoint, remove or replace the Administrative Trustees.

If any Trustee shall resign, be removed or become incapable of acting as Trustee, or if a vacancy shall occur in the office of any Trustee for any cause, at a time when no Debenture Event of Default shall have occurred and be continuing, the Common Securityholder, by Act of the Common Securityholder delivered to the retiring Trustee, shall promptly appoint a successor Trustee or Trustees with respect to the Trust Securities and the Trust, and the successor Trustee shall comply with the applicable requirements of Section 811. If the Property Trustee or the Delaware Trustee shall resign, be removed or become incapable of continuing to act as the Property Trustee or the Delaware Trustee, as the case may be, at a time when a Debenture Event of Default shall have occurred and is continuing, the Capital Securityholders, by Act of the Securityholders of a majority in Liquidation Amount of the Capital Securities then Outstanding delivered to the retiring Relevant Trustee, shall promptly appoint a successor Relevant Trustee or Trustees with respect to the Trust Securities and the Trust, and such successor Trustee shall comply with the applicable requirements of Section 811. If an Administrative Trustee shall resign, be removed or become incapable of acting as Administrative Trustee, at a time when a Debenture Event of Default shall have occurred and be continuing, the Common Securityholder, by Act of the Common Securityholder delivered to an Administrative Trustee, shall promptly appoint a successor Administrative Trustee or Administrative Trustees with respect to the Trust Securities and the Trust, and such successor Administrative Trustee or Administrative Trustees shall comply with the applicable requirements of Section 811. If no successor Relevant Trustee with respect to the Trust Securities shall have been so appointed by the Common Securityholder or the Capital Securityholders and accepted appointment in the manner required by Section 811, any Securityholder who has been a Securityholder of Trust Securities on behalf of such Securityholder and all others similarly situated may petition a court of competent jurisdiction for the appointment Trustee with respect to the Trust Securities.

The Property Trustee shall give notice of each resignation and each removal of a Trustee and each appointment of a successor Trustee to all Securityholders in the manner provided in Section 1008 and shall give notice to the Depositor. Each notice shall include the name of the successor Relevant Trustee and the address of its Corporate Trust office if it is the Property Trustee.

Notwithstanding the foregoing or any other provision of this Trust Agreement, in the event any Administrative Trustee or a Delaware Trustee who is a natural person dies or becomes, in the opinion of the Depositor, incompetent or incapacitated, the vacancy created by such death, incompetence or incapacity may be filled by (a) the unanimous act of remaining Administrative Trustees if there are at least two of them or (b) otherwise by the Depositor (with the successor in each case being a Person who satisfies the eligibility requirement for Administrative Trustees set forth in Section 807).

SECTION 811. ACCEPTANCE OF APPOINTMENT BY SUCCESSOR.

In case of the appointment hereunder of a successor Relevant Trustee with respect to the Trust Securities and the Trust, the retiring Relevant Trustee (if requested by the Depositor) and each successor Relevant Trustee with respect to the Trust Securities shall execute and deliver an instrument hereto wherein each successor Relevant Trustee shall accept such appointment and which shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Relevant Trustee all the rights, powers, trusts and duties of the retiring Relevant Trustee with respect to the Trust Securities and the Trust and upon the execution and delivery of such instrument the resignation or removal of the retiring Relevant Trustee shall become effective to the extent provided therein and each such successor Relevant Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Relevant Trustee with respect to the Trust Securities and the Trust; but, on request of the Trust or any successor Relevant Trustee such retiring Relevant Trustee shall duly assign, transfer and deliver to such successor Relevant Trustee all Trust Property, all proceeds thereof and money held by such retiring Relevant Trustee hereunder with respect to the Trust Securities and the Trust.

Upon request of any such successor Relevant Trustee, the Trust shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Relevant Trustee all such rights, powers and trusts referred to in the immediately preceding paragraph, as the case may be.

No successor Relevant Trustee shall accept its appointment unless at the time of such acceptance such successor Relevant Trustee shall be qualified and eligible under this Article.

SECTION 812. MERGER, CONVERSION, CONSOLIDATION OR SUCCESSION TO BUSINESS.

Any Person into which the Property Trustee, the Delaware Trustee or any Administrative Trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which such Relevant Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of such Relevant Trustee, shall be the successor of such Relevant Trustee hereunder, provided such Person shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

SECTION 813. PREFERENTIAL COLLECTION OF CLAIMS AGAINST DEPOSITOR OR TRUST.

If and when the Property Trustee or the Delaware Trustee shall be or become a creditor of the Depositor or the Trust (or any other obligor upon the Junior Subordinated Debentures or the Trust Securities), the Property Trustee or the Delaware Trustee, as the case may be, shall be subject to and shall take all actions necessary in order to comply with the provisions of the Trust Indenture Act regarding the collection of claims against the Depositor or Trust (or any such other obligor, if and to the extent required under Section 313(a) of the Trust Indenture Act).

SECTION 814. REPORTS BY PROPERTY TRUSTEE.

(a)     Not later than July 15 of each year commencing with July 15, 2019, the Property Trustee shall transmit to all Securityholders in accordance with Section 1008, and to the Depositor, a brief report dated as of the preceding December 31 with respect to:

(i)     its eligibility under Section 807 or, in lieu thereof, if to the best of its knowledge it has continued to be eligible under said Section, a written statement to such effect; and

(ii)     any change in the property and funds in its possession as Property Trustee since the date of its last report and any action taken by the Property Trustee in the performance of its duties hereunder which it has not previously reported and which in its opinion materially affects the Trust Securities.

(b)     In addition, the Property Trustee shall transmit to Securityholders such reports concerning the Property Trustee and its actions under this Trust Agreement as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto.

(c)     A copy of each such report shall, at the time of such transmission to Holders, be filed by the Property Trustee with each national securities exchange or other organization upon which the Trust Securities may be listed, with the Commission and with the Depositor.

SECTION 815. REPORTS TO THE PROPERTY TRUSTEE.

The Depositor and the Administrative Trustees on behalf of the Trust shall provide to the Property Trustee such documents, reports and information as required by Section 314 of the Trust Indenture Act (if any) and the compliance certificate required by Section 314(a) of the Trust Indenture Act in the form, in the manner and at the times required by Section 314 of the Trust Indenture Act.

SECTION 816. EVIDENCE OF COMPLIANCE WITH CONDITIONS PRECEDENT.

Each of the Depositor and the Administrative Trustees on behalf of the Trust shall provide to the Property Trustee such evidence of compliance with the conditions precedent, if any, provided for in this Trust Agreement that relate to any of the matters set forth in Section 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given by an officer pursuant to Section 314(c)(1) of the Trust Indenture Act shall be given in the form of an Officers’ Certificate.

SECTION 817. NUMBER OF TRUSTEES.

(a)     The number of Trustees shall be five, provided that the Holder of all of the Common Securities by written instrument may increase or decrease the number of Administrative Trustees. The Property Trustee and the Delaware Trustee may be the same Person.

(b)     If a Trustee ceases to hold office for any reason and the number of Administrative Trustees is not reduced pursuant to Section 817(a), or if the number of Trustees is increased pursuant to Section 817(a), a vacancy shall occur. The vacancy shall be filled with a Trustee appointed in accordance with Section 810.

(c)     The death, resignation, retirement, removal, bankruptcy, incompetence or incapacity to perform the duties of a Trustee shall not operate to dissolve, terminate or annul the Trust. Whenever a vacancy in the number of Administrative Trustees shall occur, until such vacancy is filled by the appointment of an Administrative Trustee in accordance with Section 810, the Administrative Trustees in office, regardless of their number (and notwithstanding any other provision of this Agreement), shall have all the powers granted to the Administrative Trustees and shall discharge all the duties imposed upon the Administrative Trustees by this Trust Agreement.

SECTION 818. DELEGATION OF POWER.

(a)     Any Administrative Trustee may, by power of attorney consistent with applicable law, delegate to any other natural person over the age of 21 his or her power for the purpose of executing any documents contemplated in Section 207(a); and

(b)     The Administrative Trustees shall have power to delegate from time to time to such of their number or to the Depositor the doing of such things and the execution of such instruments either in the name of the Trust or the names of the Administrative Trustees or otherwise as the Administrative Trustees may deem expedient, to the extent such delegation is not prohibited by applicable law or contrary to the provisions of the Trust, as set forth herein.

SECTION 819. VOTING.

Except as otherwise provided in this Trust Agreement, the consent or approval of the Administrative Trustees shall require consent or approval by not less than a majority of the Administrative Trustees, unless there are only two, in which case both must consent.

ARTICLE IX.
DISSOLUTION, TERMINATION, LIQUIDATION AND MERGER

SECTION 901. DISSOLUTION UPON EXPIRATION DATE.

Unless earlier dissolved, the Trust shall automatically dissolve on June 7, 2049 (the “Expiration Date”).

SECTION 902. EARLY TERMINATION.

The first to occur of any of the following events is an “Early Termination Event,” the occurrence of which shall cause the Trust to dissolve:

(a)     the occurrence of a Bankruptcy Event in respect of, or the dissolution or liquidation of, the Depositor;

(b)     delivery of written direction to the Property Trustee by the Depositor at any time (which direction is wholly optional and within the discretion of the Depositor) to dissolve the Trust and, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, distribute the Junior Subordinated Debentures to Securityholders in exchange for the Capital Securities in accordance with Section 904;

(c)     the redemption of all of the Capital Securities in connection with the redemption of all of the Junior Subordinated Debentures; and

(d)     an order for dissolution of the Trust shall have been entered by a court of competent jurisdiction.

SECTION 903. TERMINATION.

The respective obligations and responsibilities of the Trustees and the Trust created and continued hereby shall terminate upon the latest to occur of the following: (a) the distribution by the Property Trustee to Securityholders upon the liquidation of the Trust pursuant to Section 904, or upon the redemption of all of the Trust Securities pursuant to Section 402, of all amounts required to be distributed hereunder upon the final payment of the Trust Securities; (b) the payment of any expenses owed by the Trust; (c) the discharge of all administrative duties of the Administrative Trustees, including the performance of any tax reporting obligations with respect to the Trust or the Securityholders, and (d) the filing of a certificate of cancellation by the Administrative Trustees under the Delaware Statutory Trust Act.

SECTION 904. LIQUIDATION.

(a)     Upon notification by any one or all of the Administrative Trustees of an Early Termination Event specified in clause (a), (b), or (d) of Section 902 occurs or upon the Expiration Date, the Trust shall be liquidated by the Trustees as expeditiously as the Trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, to each Securityholder a Like Amount of Junior Subordinated Debentures, subject to Section 904(d). Notice of liquidation shall be given by the Property Trustee by first-class mail, postage prepaid, mailed not later than 30 nor more than 60 days prior to the Liquidation Date, as determined by any one or all of the Administrative Trustees to each Holder of Trust Securities at such Holder’s address appearing in the Securities Register. All notices of liquidation shall:

(i)     state the Liquidation Date;

(ii)    state that from and after the Liquidation Date, the Trust Securities will no longer be deemed to be Outstanding and any Trust Securities Certificates not surrendered for exchange will be deemed to represent a Like Amount of Junior Subordinated Debentures; and

(iii)   provide such information with respect to the mechanics by which Holders may exchange Trust Securities certificates for Junior Subordinated Debentures, or if Section 904(d) applies receive a Liquidation Distribution, as the Administrative Trustees or the Property Trustee shall deem appropriate.

(b)     Except where Section 902(c) or 904(d) applies, in order to effect the liquidation of the Trust and distribution of the Junior Subordinated Debentures to Securityholders, the Property Trustee shall establish a record date for such distribution (which shall be not more than 45 days prior to the Liquidation Date) and, either itself acting as exchange agent or through the appointment of a separate exchange agent, shall establish such procedures as it shall deem appropriate to effect the distribution of Junior Subordinated Debentures in exchange for the Outstanding Trust Securities Certificates.

(c)     Except where Section 902(c) or 904(d) applies, after the Liquidation Date, (i) the Trust Securities will no longer be deemed to be Outstanding, (ii) certificates (or, at the election of the Depositor a Global Subordinated Debenture, subject to the provisions of the Indenture) representing a Like Amount of Junior Subordinated Debentures will be issued to holders of Trust Securities Certificates upon surrender of such certificates to the Administrative Trustees or their agent for exchange, (iii) the Depositor shall use its reasonable efforts to have the Junior Subordinated Debentures listed on the Nasdaq National Market or on such other securities exchange or other organization as the Capital Securities may then be listed or traded, (iv) any Trust Securities Certificates not so surrendered for exchange will be deemed to represent a Like Amount of Junior Subordinated Debentures, accruing interest at the rate provided for in the Junior Subordinated Debentures from the last Distribution Date on which a Distribution was made on such Trust Securities Certificates until such certificates are so surrendered (and until such certificates are so surrendered, no payments of interest or principal will be made to holders of Trust Securities Certificates with respect to such Junior Subordinated Debentures) and (v) all rights of Securityholders holding Trust Securities will cease, except the right of such Securityholders to receive Junior Subordinated Debentures upon surrender of Trust Securities Certificates.

(d)     In the event that, notwithstanding the other provisions of this Section 904, whether because of an order for dissolution entered by a court of competent jurisdiction or otherwise, distribution of the Junior Subordinated Debentures in the manner provided herein is determined by the Property Trustee not to be practical, the Trust Property shall be liquidated, and the Trust shall be wound-up by the Property Trustee at the written direction of the Administrative Trustees in such manner as the Administrative Trustees determine. In such event, Securityholders will be entitled to receive out of the assets of the Trust available for distribution to Securityholders, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, an amount equal to the Liquidation Amount per Trust Security plus accumulated and unpaid Distributions thereon to the date of payment (such amount being the “Liquidation Distribution”). If, upon any such winding-up, the Liquidation Distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then, subject to the next succeeding sentence, the amounts payable by the Trust on the Trust Securities shall be paid on a pro rata basis (based upon Liquidation Amounts). The Holder of the Common Securities will be entitled to receive Liquidation Distributions upon any such winding-up pro rata (determined as aforesaid) with Holders of Capital Securities, except that, if a Debenture Event of Default has occurred and is continuing, the Capital Securities shall have a priority over the Common Securities.

SECTION 905. MERGERS, CONSOLIDATIONS, AMALGAMATIONS OR REPLACEMENTS OF THE TRUST.

The Trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other Person, except pursuant Article IX. At the request of the Depositor, with the consent of the Administrative Trustees and without the consent of the holders of the Capital Securities, the Property Trustee or the Delaware Trustee, the Trust may merge with or into, consolidate, amalgamate, be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized as such under the laws of any state; provided, that (i) such successor entity either (a) expressly assumes all of the obligations of the Trust with respect to the Capital Securities or (b) substitutes for the Capital Securities other securities having substantially the same terms as the Capital Securities (the “Successor Securities”) so long as the Successor Securities rank the same as the Capital Securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) the Depositor expressly appoints a trustee of such successor entity possessing substantially the same powers and duties as the Property Trustee as the holder of the Junior Subordinated Debentures, (iii) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the Holders of the Capital Securities (including any Successor Securities) in any material respect, (iv) such successor entity has a purpose substantially identical to that of the Trust, (v) the Successor Securities will be listed or traded on any national securities exchange or other organization on which the Capital Securities may then be listed, (vi) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Depositor has received an Opinion of Counsel experienced in such matters to the effect that (a) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the Holders of the Capital Securities (including any Successor Securities) in any material respect, and (b) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Trust nor such successor entity will be required to register as an “investment company” under the Investment Company Act and (vii) the Depositor owns all of the common securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee. Notwithstanding the foregoing, the Trust shall not, except with the consent of holders of 100% in Liquidation Amount of the Capital Securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other Person or permit any other Person to consolidate, amalgamate, merge with or into, or replace it, if such consolidation, amalgamation, merger or replacement would cause the Trust or the successor entity to be classified as other than a grantor trust for United States federal income tax purposes.

ARTICLE X.
MISCELLANEOUS PROVISIONS

SECTION 1001. LIMITATION OF RIGHTS OF SECURITY HOLDERS.

The death, bankruptcy, termination, dissolution or incapacity of any Person having an interest, beneficial or otherwise, in Trust Securities shall not operate to terminate this Trust Agreement, nor dissolve, terminate or annul the Trust, nor entitle the legal representatives or heirs of such Person, to claim an accounting, take any action or bring any proceeding in any court for a partition or winding-up of the arrangements contemplated hereby, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

SECTION 1002. AMENDMENT.

(a)     This Trust Agreement may be amended from time to time by the Administrative Trustees and the Depositor, without the consent of any Securityholders, (i) as provided in Section 811 with respect to acceptance of appointment by a successor Trustee, (ii) to cure any ambiguity, correct or supplement any provision herein or therein which may be inconsistent with any other provision herein or therein, or to make any other provisions with respect to matters or questions arising under this Trust Agreement, that shall not be inconsistent with the other provisions of this Trust Agreement, or (iii) to modify, eliminate or add to any provisions of this Trust Agreement to such extent as shall be necessary to ensure that the Trust will be classified for United States federal income tax purposes as a grantor trust at all times that any Trust Securities are Outstanding or to ensure that the Trust will not be required to register as an “investment company” under the Investment Company Act; provided, however, that in the case of clause (ii), such action shall not adversely affect in any material respect the interests of any Securityholder, and any such amendments of this Trust Agreement shall become effective when notice thereof is given to the Securityholders.

(b)     Except as provided in Section 601(c) or Section 1002(c) hereof, any provision of this Trust Agreement may be amended by the Administrative Trustees and the Depositor (i) with the consent of Trust Securityholders representing not less than a majority (based upon Liquidation Amounts) of the Trust Securities then Outstanding and (ii) upon receipt by the Trustees of an Opinion of Counsel to the effect that such amendment or the exercise of any power granted to the Trustees in accordance with such amendment will not affect the Trust’s status as a grantor trust for United States federal income tax purposes or the Trust’s exemption from status of an “investment company” under the Investment Company Act.

(c)     In addition to and notwithstanding any other provision in this Trust Agreement, without the consent of each affected Securityholder, this Trust Agreement may not be amended to (i) change the amount or timing of any Distribution on the Trust Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Trust Securities as of a specified date or (ii) restrict the right of a Securityholder to institute suit for the enforcement of any such payment on or after such date; notwithstanding any other provision herein, without the unanimous consent of the Securityholders, this paragraph (c) of this Section 1002 may not be amended.

(d)     Notwithstanding any other provisions of this Trust Agreement, no Trustee shall enter into or consent to any amendment to this Trust Agreement which would cause the Trust to fail or cease to qualify for the exemption from status of an “investment company” under the Investment Company Act or to fail or cease to be classified as a grantor trust for United States federal income tax purposes.

(e)     Notwithstanding anything in this Trust Agreement to the contrary, without the consent of the Depositor, this Trust Agreement may not be amended in a manner which imposes any additional obligation on the Depositor.

(f)     In the event that any amendment to this Trust Agreement is made, the Administrative Trustees shall promptly provide to the Depositor a copy of such amendment.

(g)     No amendment of this Trust Agreement that affects the Property Trustee’s or the Delaware Trustee’s own rights, duties or immunities under this Trust Agreement shall be effective without obtaining the prior written consent of the Property Trustee or the Delaware Trustee, as the case maybe. The Property Trustee shall be entitled to receive an Opinion of Counsel and an Officers’ Certificate stating that any amendment to this Trust Agreement is in compliance with this Trust Agreement and all conditions precedent to the execution of such amendment have been met.

SECTION 1003. SEPARABILITY.

In case any provision in this Trust Agreement or in the Trust Securities Certificates shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 1004. GOVERNING LAW.

THIS TRUST AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF EACH OF THE SECURITY HOLDERS, THE TRUST AND THE TRUSTEES WITH RESPECT TO THIS TRUST AGREEMENT AND THE TRUST SECURITIES SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF DELAWARE (WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES).

SECTION 1005. PAYMENTS DUE ON NON-BUSINESS DAY.

If the date fixed for any payment on any Trust Security shall be a day that is not a Business Day, then such payment need not be made on such date but may be made on the next succeeding day which is a Business Day (except as otherwise provided in Sections 401(a) and 402(d)), with the same force and effect as though made on the date fixed for such payment, and no distribution shall accumulate thereon for the period after such date.

SECTION 1006. SUCCESSORS.

This Trust Agreement shall be binding upon and shall inure to the benefit of any successor to the Depositor, the Trust or the Relevant Trustee(s), including any successor by operation of law. Except in connection with a consolidation, merger or sale involving the Depositor that is permitted under Article Twelve of the Indenture and pursuant to which the assignee agrees in writing to perform the Depositor’s obligations hereunder, the Depositor shall not assign its obligations hereunder.

SECTION 1007. HEADINGS.

The Article and Section headings are for convenience only and shall not affect the construction of this Trust Agreement.

SECTION 1008. REPORTS, NOTICES AND DEMANDS.

Any report, notice, demand or other communication which by any provision of this Trust Agreement is required or permitted to be given or served to or upon any Securityholder or the Depositor may be given or served in writing by deposit thereof, first-class postage prepaid, in the United States mail, hand delivery or electronic transmission, in each case, addressed, (a) in the case of a Capital Securityholder, to such Capital Securityholder as such Securityholder’s name and address may appear on the Securities Register; and (b) in the case of the Common Securityholder or the Depositor, to Air T, Inc., 5930 Balsom Ridge Road, Denver, North Carolina, 28037.Any notice to Capital Securityholders shall also be given to such owners as have, within two years preceding the giving of such notice, filed their names and addresses with the Property Trustee for that purpose. Such notice, demand or other communication to or upon a Securityholder shall be deemed to have been sufficiently given or made, for all purposes, upon hand delivery, mailing or transmission.

Any notice, demand or other communication which by any provision of this Trust Agreement is required or permitted to be given or served to or upon the Trust, the Property Trustee or the Administrative Trustees shall be given in writing addressed (until another address is published by the Trust) as follows: (a) with respect to the Property Trustee, at its Corporate Trust Office; (b) with respect to the Delaware Trustee, Delaware Trust Company, 251 Little Falls Drive, Wilmington, Delaware 19808, Attn: Corporate Trust; and (c) with respect to the Administrative Trustees, to them at the address above for notices to the Depositor, marked “Attention: Administrative Trustees of Air T Funding.” Such notice, demand or other communication to or upon the Trust or the Property Trustee shall be deemed to have been sufficiently given or made only upon actual receipt of the writing by the Trust or the Property Trustee.

SECTION 1009. AGREEMENT NOT TO PETITION.

Each of the Trustees and the Depositor agree for the benefit of the Securityholders that, until at least one year and one day after the Trust has been terminated in accordance with Article IX, they shall not file, or join in the filing of, a petition against the Trust under any bankruptcy, insolvency, reorganization or other similar law (including, without limitation, the United States Bankruptcy Code) (collectively, “Bankruptcy Laws”) or otherwise join in the commencement of any proceeding against the Trust under any Bankruptcy Law. In the event the Depositor takes action in violation of this Section 1009, the Property Trustee agrees, for the benefit of Securityholders, that at the expense of the Depositor (which expense shall be paid prior to the filing), it shall file an answer with the bankruptcy court or otherwise properly contest the filing of such petition by the Depositor against the Trust or the commencement of such action and raise the defense that the Depositor has agreed in writing not to take such action and should be stopped and precluded therefrom. The provisions of this Section 1009 shall survive the termination of this Trust Agreement.

SECTION 1010. TRUST INDENTURE ACT; CONFLICT WITH TRUST INDENTURE ACT.

(a)     This Trust Agreement is subject to the provisions of the Trust Indenture Act that are required to be part of this Trust Agreement and shall, to the extent applicable, be governed by such provisions.

(b)     The Property Trustee shall be the only Trustee which is a trustee for the purposes of the Trust Indenture Act.

(c)     If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Trust Agreement by any of the provisions of the Trust Indenture Act, such required provision shall control. If any provision of this Trust Agreement modifies or excludes any provision of the Trust Indenture Act which may be so modified or excluded, the latter provision shall be deemed to apply to this Trust Agreement as so modified or to be excluded, as the case may be.

(d)     The application of the Trust Indenture Act to this Trust Agreement shall not affect the nature of the Trust Securities as equity securities representing undivided beneficial interests in the assets of the Trust.

SECTION 1011. ACCEPTANCE OF TERMS OF TRUST AGREEMENT, GUARANTEE AND INDENTURE.

THE RECEIPT AND ACCEPTANCE OF A TRUST SECURITY OR ANY INTEREST THEREIN BY OR ON BEHALF OF A SECURITYHOLDER OR ANY BENEFICIAL OWNER, WITHOUT ANY SIGNATURE OR FURTHER MANIFESTATION OF ASSENT, SHALL CONSTITUTE THE UNCONDITIONAL ACCEPTANCE BY THE SECURITYHOLDER AND ALL OTHERS HAVING A BENEFICIAL INTEREST IN SUCH TRUST SECURITY OF ALL THE TERMS AND PROVISIONS OF THIS TRUST AGREEMENT AND AGREEMENT TO THE SUBORDINATION PROVISIONS AND OTHER TERMS OF THE GUARANTEE AND THE INDENTURE, AND SHALL CONSTITUTE THE AGREEMENT OF THE TRUST, SUCH SECURITYHOLDER AND SUCH OTHERS THAT THE TERMS AND PROVISIONS OF THIS TRUST AGREEMENT SHALL BE BINDING, OPERATIVE AND EFFECTIVE AS BETWEEN THE TRUST AND SUCH SECURITYHOLDER AND SUCH OTHERS.

AIR T, INC., as Depositor

By:	/s/ Nick Swenson
Name:	Nick Swenson
Title:	Chief Executive Officer

DELAWARE TRUST COMPANY as Property Trustee

By:	/s/ Thomas Musarra
Name:	Thomas Musarra
Title:	Vice President

DELAWARE TRUST COMPANY as Delaware Trustee

By:	/s/ Thomas Musarra
Name:	Thomas Musarra
Title:	Vice President

/s/ Mark Jundt
Mark Jundt, As Administrative Trustee

/s/ Katrina Philp
Katrina Philp, As Administrative Trustee

Exhibit A

CERTIFICATE OF TRUST

OF

AIR T FUNDING

[ATTACHED]

[ATTACHED]

Exhibit B

FORM OF COMMON SECURITIES CERTIFICATE

[ATTACHED]

Exhibit C

AGREEMENT AS TO EXPENSES AND LIABILITIES

[ATTACHED]

D-2

Exhibit D

CERTIFICATE EVIDENCING CAPITAL SECURITIES

[ATTACHED]